Exhibit 2.1 Allen & Overy LLP 0122421-0000002 CO:32640407.1 EXECUTION VERSION SHARE SALE AGREEMENT DATE 12 APRIL 2018 BT PENSION SCHEME TRUSTEES LIMITED as trustee for and on behalf of the BT PENSION SCHEME FEDERATED HOLDINGS (UK) II LIMITED and FEDERATED INVESTORS, INC. relating to the acquisition of 60% of the issued share capital of Hermes Fund Managers Limited

CONTENTS Clause Page 1. Definitions and Interpretation ............................................................................................................... 1 2. Conditions ........................................................................................................................................... 10 3. Sale and Purchase ................................................................................................................................ 12 4. Consideration....................................................................................................................................... 12 5. Completion Run Rate Revenue ........................................................................................................... 13 6. Determination and Payment of the Balancing Amount and Performance Fee And Carried Interest True- Up ........................................................................................................................................................ 16 7. Period before Completion ................................................................................................................... 17 8. Completion .......................................................................................................................................... 20 9. Seller's Warranties ............................................................................................................................... 21 10. Buyer Parties' Warranties .................................................................................................................... 22 11. Pensions Indemnity ............................................................................................................................. 22 12. Matters following Completion ............................................................................................................ 25 13. Confidentiality and Announcements ................................................................................................... 26 14. Assignment .......................................................................................................................................... 27 15. Limitations on the Parties’ Liability .................................................................................................... 27 16. General ................................................................................................................................................ 28 17. Notices ................................................................................................................................................. 32 18. Governing Law and Jurisdiction ......................................................................................................... 33 Schedule 1. The Company ...................................................................................................................................... 35 2. Subsidiaries and Joint Ventures .......................................................................................................... 36 Part 1 The Subsidiaries ............................................................................................................... 36 Part 2 Joint Ventures .................................................................................................................. 40 Part 3 Departing VAT Group Companies .................................................................................. 41 3. Completion Obligations of the Seller .................................................................................................. 42 4. Warranties ........................................................................................................................................... 43 Part 1 Seller’s Warranties ........................................................................................................... 43 Part 2 Buyer Parties' Warranties ................................................................................................. 44 5. Completion Statement ......................................................................................................................... 45 Part 1 Completion Statement Principles ..................................................................................... 45 Part 2 Pro forma Completion Statement..................................................................................... 49 Signatories ........................................................................................................................................................ 51 Agreed Form 1. Press Announcement 2. Transitional Services Agreement 3. Shareholders’ Agreement 4. Put and Call Option Deed 5. New LTIP Term Sheet 6. Signing AUM Spreadsheet

1 THIS DEED is made on 12 April 2018 BETWEEN: (1) BT PENSION SCHEME TRUSTEES LIMITED incorporated in England & Wales with registered number 06009363 and which has its registered office at One America Square, 17 Crosswall, London, England, EC3N 2LB in its capacity as trustee for and on behalf of the BT Pension Scheme (the Scheme) which is governed by a deed and rules dated 5 April 2016 (as amended) (the Seller); (2) FEDERATED HOLDINGS (UK) II LIMITED (registered in England under registered number 11227851) whose registered office is at 5th Floor One New Change, London, United Kingdom, EC4M 9AF (the Buyer); and (3) FEDERATED INVESTORS, INC. a company incorporated in the Commonwealth of Pennsylvania, USA (FII, and together with the Buyer, the Buyer Parties (which expression shall mean either or both of the Buyer and FII, as applicable)). BACKGROUND: (A) The Company (as defined in this agreement) is a private company limited by shares. Certain details of the Company are set out in Schedule 1. (B) The Seller has agreed to sell and the Buyer has agreed to buy the Shares (as defined in this agreement) on the terms and subject to the conditions of this agreement. (C) FII is the ultimate holding company of the Buyer, which it has incorporated for the purpose of acquiring the Shares, and FII is agreeing to accept direct obligations to the Seller as set out in this agreement. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 The background section and schedules form part of this agreement and have the same force and effect as if set out in the body of this agreement. Any reference to this agreement includes the background and schedules. 1.2 In this agreement, the following words and expressions have the following meanings: Accounts means the audited consolidated accounts of the Company and of the Subsidiaries for the accounting reference period which ended on the 31 December 2017; Additional Shares means the Ordinary Shares to be issued to the Seller on Completion in accordance with clause 8.2(a); Additional Shares Subscription Amount means £63,000,000; Adjusted Consideration means the amount determined in accordance with clause 4.2; Affiliated Company means in relation to any company, any undertaking which is from time to time a holding company of that company, a subsidiary of that company or a subsidiary of a holding company of that company;

2 Agreed Form means the form agreed between and initialled for identification purposes only by or on behalf of the Seller and the Buyer Parties; Balancing Amount means an amount equal to the Regulatory Capital Balancing Shortfall (expressed as a negative number) or the Regulatory Capital Balancing Excess (expressed as a positive number); Balancing Amount Payment Date means the fifth Business Day after final agreement or determination of the Completion Statement in accordance with clause 6 (or such other date as is agreed in writing by the Seller and the Buyer); Board means the board of directors of the Company from time to time; Business Day means (other than in clause 17) any day other than a Saturday, Sunday or any other day which is a public holiday in England or a federal holiday in the USA; Buyer's Lawyers means K&L Gates LLP, One New Change, London EC4M 9AF; Buyer Parties’ Related Person means any of the Buyer Parties’ Affiliated Companies and the Buyer Parties’ and their Affiliated Companies’ Representatives, which as from Completion shall include the Group and any Representative of any of the Group Companies; Buyer Parties’ Warranties means the warranties set out in Part 2 of Schedule 4; Carried Interest means the carried interest in funds managed or advised by a Group Company net of any bonuses or other expenses payable in respect of that carried interest and net of tax at the marginal (i.e. standard) rate of corporation tax; Carried Interest Estimated Amount means an amount equal to the product of (a) 0.6, multiplied by (b) the amount included in the Regulatory Capital Amount for estimates of the uncrystalized Carried Interest receivable by the Group Companies relating to disposals up to the Measurement Time; Carried Interest Payment means the net amount of (i) 60% of any Carried Interest recorded after the Measurement Time in respect of disposals completed by underlying funds up until and including the Measurement Time that either (a) is crystalized and received in cash between the Measurement Time and 31 December 2018, or (b) has been crystalized and included as a receivable in the 2018 Group consolidated audited accounts and received in cash on or before 31 March 2019, less (ii) the Carried Interest Estimated Amount; Companies Legislation means the Companies Act 2006, the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985 and the Companies Act 1989; Company means Hermes Fund Managers Limited (registered in England and Wales under number 1661776); Company's Issued Shares means all the shares in the capital of the Company, as referred to in paragraph 7 of Schedule 1; Completion means completion of the sale and purchase of the Shares in accordance with this agreement; Completion Assets Under Management has the meaning given in clause 5.2; Completion Balance Sheet has the meaning given to it in paragraph 1.1 of Part 1 of Schedule 5;

3 Completion Date means the date which is the first Business Day of the month following the month in which all the Conditions are (or the last of them is) satisfied or waived in accordance with this agreement (or such other date as is agreed in writing by the Seller and the Buyer); Completion Group Revenue Rate means each fee rate (expressed as a percentage per annum) payable to any Group Company for investment management and advisory services (excluding performance and carry fees) as at the Revenue Determination Date; Completion Joint Venture Revenue Share Rate means 77.5% multiplied by each fee rate (expressed as a percentage per annum) payable to Hermes GPE LLP for investment management and advisory services (excluding performance and carry fees) as at the Revenue Determination Date and 50% multiplied by each fee rate (expressed as a percentage per annum) payable to Vista UK Residential 1 (GP) LLP and Vista UK Residential Real Estate (GP) LLP for investment management and advisory services (excluding performance and carry fees) as at the Revenue Determination Date; Completion Payment means an amount equal to the Adjusted Consideration, plus the Estimated Regulatory Capital Excess (if any) or minus the Estimated Regulatory Capital Shortfall (if any), minus the Seller’s Insurance Amount and minus the Existing Subordinated Debt and any accrued but unpaid interest thereon; Completion Run Rate Revenue has the meaning given in clause 5.1; Completion Statement means the statement agreed or determined in accordance with clause 6, being substantially in the form set out in Part 2 of Schedule 5 including the Completion Balance Sheet (to be set out as column A of the Completion Statement), the Disallowed Items (to be set out as column B of the Completion Statement), the Regulatory Assets (to be set out as column C of the Completion Statement), the Other Value Items (to be set out as column D of the Completion Statement) and the Regulatory Capital Amount (to be set out as column E of the Completion Statement); Conditions means the conditions to Completion set out in clause 2.1; Confidential Information means all information not in the public domain, which relates to the Company, any of the Subsidiaries or any of the Joint Ventures or its/their respective business or assets, and which the Seller shall have received or obtained at any time by reason of or in connection with its relationship with the Company; Consideration means the consideration for the Shares, being the amount referred to in clause 4.1; Continuing Seller Group means the Seller or (as the context so requires) all the Affiliated Companies of the Seller, other than the Company, the Subsidiaries and the Joint Ventures; CRD III means Article 75 of the Banking Consolidation Directive (No 2006/48/EC) and Articles 5, 9, 10 and 18 of the Capital Adequacy Directive (No 2006/49/EC); Cut-off Period has the meaning given to it in paragraph 2.1 of Part 1 of Schedule 5; Data Room has the meaning given in the Management Warranty Deed; Departing VAT Group Companies means the companies set out in Part 3 of Schedule 2; Disallowed Items has the meaning given to it in paragraph 3 of Part 1 of Schedule 5; Draft Statement has the meaning given to it in clause 6;

4 Effective Date means 00.01 on the first day of the month in which Completion occurs; Encumbrance means any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, right of pre-emption, assignment by way of security or trust arrangement for the purpose of providing security or other security interest of any kind (including any retention arrangement); Estimated Regulatory Capital Excess has the meaning set out in clause 4.4; Estimated Regulatory Capital Shortfall has the meaning set out in clause 4.4; Existing LTIP means the One Hermes Long Term Incentive Plan dated February 2015 as amended on 6 June 2017; Existing Subordinated Debt means the £20 million subordinated loan issued by the Company pursuant to that certain Subordinated Loan Agreement (Tier Two), dated 14 December 2017, between Britel Fund Trustees Limited (as custodian trustee of the Scheme) and the Company; FCA Approval has the meaning set out in clause 2.1(a); FCA means the UK Financial Conduct Authority and any successor UK regulatory authority from time to time; FSMA means Financial Services and Markets Act 2000; Fully Diluted Share Capital means all the shares in the capital of the Company in issue at Completion, including the Additional Shares and the LTIP Shares (if any); Group means the Company and the Subsidiaries (for the avoidance of doubt, excluding the Joint Ventures); Group Company means the Company or any of its Subsidiaries (for the avoidance of doubt, excluding the Joint Ventures) and Group Companies shall be construed accordingly; Hermes UK Authorised Entities means the following entities: (a) Hermes Alternative Investment Management Limited; (b) Hermes Investment Management Limited; (c) Hermes European Equities Limited; and (d) Hermes GPE LLP, and each of such entities will be a Hermes UK Authorised Entity; Hermes VAT Group means the VAT group with reference 654 0047 61 of which the Company is the representative member (the Representative Member); HMRC means HM Revenue & Customs; Initial Consideration means £246,000,000; Joint Ventures means the entities listed in Part 2 of Schedule 2; Long Stop Date means November 30, 2018;

5 LTIP Shares means the 10.5 per cent. of the issued share capital of the Company at Completion (after issue of the Additional Shares) to either be issued at Completion to employees of the Group in accordance with the New LTIP or transferred for no consideration to an employee benefit trust over which awards are granted in accordance with the New LTIP; Management Warranties means the warranties and covenants given in the Management Warranty Deed; Management Warranty Deed means the deed dated the same day as this agreement providing for members of the management of the Group Companies to give warranties and a tax covenant in favour of the Buyer Parties; MAS means the Monetary Authority of Singapore and any successor Singapore regulatory authority from time to time; Measurement Time has the meaning given to it in paragraph 2.1 of Part 1 of Schedule 5; New LTIP means the new long term incentive plan to be adopted by the Company on Completion in replacement of the Existing LTIP; New LTIP Term Sheet means the Project Conduit summary of LTIP proposal in the Agreed Form; Ordinary Shares means ordinary shares of £1 each in the capital of the Company; Other Value Items has the meaning given to it in paragraph 4 of Part 1 of Schedule 5; Parties means the parties to this agreement; Pensions Regulator means the pensions regulator established under the Pensions Act 2004; Performance Fee Estimated Amount means an amount equal to 0.60, multiplied by the amount included in the Regulatory Capital Amount for the estimate of uncrystalized Performance Fees at the Measurement Time. Performance Fee Payment means the net amount of (A) an amount equal to the product of: (a) a percentage determined by dividing (i) the number of days from and including 1 January 2018 to and including the Measurement Time, by (ii) 365; multiplied by (b) the amount of Performance Fees crystalizing after the Measurement Time through 31 December 2018 that either (a) are crystalized and received in cash between the Measurement Time and 31 December 2018 or (b) have been crystalized and included as receivables in the 2018 Group consolidated audited accounts and received in cash on or before 31 March 2019; multiplied by (c) 0.60, less (B) the Performance Fee Estimated Amount. Performance Fee and Carried Interest Payment Date means the fifth Business Day after final agreement or determination of the Performance Fee and Carried Interest True-Up in accordance with clause 6 (or such other date as is agreed in writing by the Seller and the Buyer);

6 Performance Fee and Carried Interest True-Up means the sum of the Performance Fee Payment and the Carried Interest Payment; Performance Fees means performance fees earned in respect of funds managed or advised by a Group Company net of any bonuses or other expenses payable in respect of those performance fees and net of tax at the marginal (i.e. standard) rate of corporation tax; Planned Redemptions means an amount equal to £355 million, being the scheduled redemptions and transitions out of the assets of the Scheme; Put and Call Option Deed means the deed in the Agreed Form to be entered into at Completion between the Seller and the Buyer Parties; Regulatory Authorities means the regulatory authorities, government ministries, administrative bodies and securities exchanges referred to in the Regulatory Conditions and each a Regulatory Authority; Regulatory Capital Amount means the amount specified as such in the Completion Statement calculated in accordance with Part 1 of Schedule 5 and comprising those line items identified as within the Regulatory Capital Amount in Part 2 of Schedule 5; Regulatory Capital Balancing Excess means: (a) if there is an Estimated Regulatory Capital Shortfall and a Regulatory Capital Shortfall and the Estimated Regulatory Capital Shortfall exceeds the Regulatory Capital Shortfall, the amount (if any) by which the Estimated Regulatory Capital Shortfall exceeds the Regulatory Capital Shortfall; (b) if there is an Estimated Regulatory Capital Shortfall and a Regulatory Capital Excess, the amount equal to the aggregate of the Estimated Regulatory Capital Shortfall and the Regulatory Capital Excess; and (c) if there is an Estimated Regulatory Capital Excess and a Regulatory Capital Excess and the Regulatory Capital Excess exceeds the Estimated Regulatory Capital Excess, the amount by which the Regulatory Capital Excess exceeds the Estimated Regulatory Capital Excess; Regulatory Capital Balancing Shortfall means: (a) if there is an Estimated Regulatory Capital Shortfall and a Regulatory Capital Shortfall and the Regulatory Capital Shortfall exceeds the Estimated Regulatory Capital Shortfall, the amount (if any) by which the Regulatory Capital Shortfall exceeds the Estimated Regulatory Capital Shortfall; (b) if there is an Estimated Regulatory Capital Excess and a Regulatory Capital Shortfall, the amount equal to the aggregate of the Estimated Regulatory Capital Excess and the Regulatory Capital Shortfall; and (c) if there is an Estimated Regulatory Capital Excess and a Regulatory Capital Excess and the Estimated Regulatory Capital Excess exceeds the Regulatory Capital Excess, the amount by which the Estimated Regulatory Capital Excess exceeds the Regulatory Capital Excess; Regulatory Capital Excess means the amount equal to A multiplied by B where:

7 (a) A = the amount (if any) by which the Regulatory Capital Amount exceeds the Regulatory Capital Target Amount (expressed as a positive number); and (b) B = 0.60; Regulatory Capital Shortfall means the amount equal to X multiplied by Y where: (a) X = the amount (if any) by which the Regulatory Capital Amount is less than the Regulatory Capital Target Amount (expressed as a positive number); and (b) Y = 0.60; Regulatory Capital Target Amount means, for purposes of this agreement, £40,800,000, comprising an estimate of the Company’s required regulatory capital requirements under its 2018 Internal Capital Adequacy Assessment Process to be submitted to the FCA and a 20% discretionary buffer; Regulatory Conditions means the Conditions set out in clause 2.1; Representative means in relation to a person, any adviser, director, officer, employee or consultant of that person; Required Regulatory Submissions has the meaning set out in clause 2.2(a)(ii); Revenue Determination Date means the 15th day of the month immediately prior to the month in which Completion occurs; Run Rate Revenue Threshold means £128,233,550 per annum being an amount equal to 85 per cent. of the Signing Run Rate Revenue; Seller's Insurance Amount means £438,158; Seller's Lawyers means Allen & Overy LLP, One Bishops Square, London, E1 6AD; Seller's Warranties means the warranties set out in Part 1 of Schedule 4; Senior Management Employee means any person employed or engaged by a Group Company who (a) holds the position of ‘Director’ or above ; or (b) has an annual basic salary of £150,000 or more; SFA means the Singapore Securities and Futures Act (Cap. 289); Shareholders' Agreement means the shareholders' agreement relating to the Company in the Agreed Form to be entered into at Completion between the Seller, the Buyer Parties and the Company; Shares means such number of Ordinary Shares as is equal to 60% of the Fully Diluted Share Capital, rounded up (if the number would otherwise include a fraction of a share) to the nearest whole number of shares; Signing Assets Under Management means the amounts shown under the heading “AUM” in the Signing AUM Spreadsheet, which shall not include the Planned Redemptions; Signing AUM Spreadsheet means the spreadsheet in the Agreed Form prepared by the Company on the same basis as is set out in clause 5.4 showing the clients/customers, fee rates and assets under management or advice of the Group Companies and Joint Ventures as at the Spreadsheet Date. The

8 Signing AUM Spreadsheet shall also include the per annum revenues as at the Spreadsheet Date that are charged at fixed rates rather than a percentage of assets under management; Signing Run Rate Revenue means £150,863,000 per annum being the amount shown in the Signing AUM Spreadsheet; Specified Clients means any new or existing client or customer whose investment management, advisory or other agreement terminates automatically pursuant to the terms of the relevant agreement, or applicable law, rules or regulations upon the occurrence of a change of control of, or deemed assignment by, a Group Company or Joint Venture, including Calvert Research and Management pursuant to an investment sub-advisory agreement dated 31 December 2016 and Russell Investment Management LLC pursuant to a portfolio management contract dated 30 August 2016, and any client or customer that signs such an agreement with a Group Company after the date of this agreement and prior to Completion; Spreadsheet Date means 31 March 2018 being the date as at which the information contained in the Signing AUM Spreadsheet was prepared; Subsidiaries means the subsidiaries of the Company, certain details of which are set out in Part 1 of Schedule 2; Surviving Clauses means clauses 1 (Definitions and Interpretation), 13 (Confidentiality and Announcements), 14 (Assignment), 16.2 (Entire agreement), 16.3 (Costs and expenses), 16.5 (Performance, waiver, release and variation), 16.6 (Severance), 16.7 (No set-off), 16.8 (Counterparts), 16.9 (Third party rights), 17 (Notices) and 18 (Governing Law and Jurisdiction); Taxation or Tax: all forms of taxation, imposts, duties, levies, social security contributions and rates whether of the United Kingdom or elsewhere (including such amounts required to be deducted or withheld from or accounted for in respect of any payment) together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them; a third party: any person other than the Parties; Transaction Documents: this agreement, the Put and Call Option Deed, the Transitional Services Agreement, the Management Warranty Deed, the W&I Insurance Policy, the New LTIP, the Shareholders' Agreement, other documents in the Agreed Form, and any other document(s) entered into pursuant to (or in connection with) them; Transitional Services Agreement: the agreement in Agreed Form between the Company and BT Pension Scheme Management Limited (BTPSML) setting out various transitional services to be provided by the Group to BTPSML (and/or its Affiliated Companies); UK GAAP: FRS 102, the Financial Reporting Standard applicable in the UK and Republic of Ireland as issued by the Financial Reporting Council in respect of its application in the United Kingdom and promulgated by the Institute of Chartered Accountants in Ireland in respect of its application in the Republic of Ireland, together with any other accounting requirement of a United Kingdom accounting or regulatory body having mandatory effect; VAT: the United Kingdom value added tax and any similar replacement or additional tax and any equivalent or similar tax imposed outside the United Kingdom; and W&I Insurance Policy means the insurance policy taken out by the Buyer in respect of losses arising from breach of the Management Warranties.

9 1.3 In this agreement, unless otherwise specified any reference to: (a) any statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, whether before, on, or after the date of this agreement; (b) any legislation (whether of the United Kingdom or elsewhere) including any statute, statutory provision or subordinate legislation (Legislation): (i) includes a reference to that Legislation as from time to time amended or re-enacted, whether before, on, or after the date of this agreement; (ii) in the Seller's Warranties and the Buyer Parties’ Warranties only, includes a reference to any past Legislation (as from time to time amended or re-enacted) which that Legislation re-enacted, except, in the case of each of clauses 1.3(a) and 1.3(b), to the extent that any amendment or re-enactment coming into force, or Legislation made, on or after the date of this agreement would create or increase the liability of any Party; and (c) re-enactment includes consolidation and rewriting, in each case whether with or without modification. 1.4 In this agreement (unless the context requires otherwise): (a) words and expressions which are defined in the Companies Legislation and which are not otherwise defined in this agreement have the same meanings as are given to them in the Companies Legislation; (b) any reference to any one gender includes a reference to the other genders; (c) any reference to holding company or subsidiary means a holding company or subsidiary (as the case may be) as defined in s.1159 Companies Act 2006, save that: (i) a company shall be treated, for the purposes only of the membership requirement contained in ss.1159(1)(b) and (c), as a member of another company if it beneficially owns shares in that other company which are registered in the name of (a) another person (or that person's nominee), whether by way of security or in connection with the taking of security, or (b) its nominee; and (ii) in the case of a limited liability partnership which is a subsidiary of a company or another limited liability partnership, s.1159 Companies Act 2006 shall apply as if: (a) references in ss.1159(1)(a) and (c) to voting rights are to the members' rights to vote on all or substantially all matters which are decided by a vote of the members of the limited liability partnership; and (b) the reference in s.1159(1)(b) to the right to appoint or remove a majority of its board of directors is to the right to appoint or remove members holding a majority of the voting rights; (d) any reference to a person includes a natural person, partnership, company, body corporate, association, organisation, government, state, foundation and trust (in each case whether or not having separate legal personality); (e) any reference to the background section, a clause or schedule is to the background section, a clause or schedule (as the case may be) of or to this agreement;

10 (f) any reference to this agreement or any other document is a reference to this agreement or that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this agreement) at any time; (g) any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; (h) any reference to the singular includes the plural and vice versa; (i) references to the Parties include their successors in title and permitted assigns; (j) references to a company shall also be construed to include any other company, corporation or body corporate wherever and however incorporated or established; and (k) except in clause 17.1, references to time of the day are to London time; and (l) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term. 1.5 Except as specifically set out in this agreement, there are expressly excluded from this agreement to the fullest extent permitted by law all warranties, conditions and other terms implied by statute or common law or custom or trade practice. 1.6 The table of contents and clause headings in this agreement are included for convenience only and do not affect the interpretation of this agreement. 1.7 Ordinary mathematical conventions shall apply to determine whether or not an amount (x) exceeds another amount (y), so that, where one or both of x and y is a negative number: (a) if x < 0, y > 0, then y > x. For example, if x = - 50 and y = 65, then y will exceed x (the amount of such excess being 115); and (b) if x, y < 0, then x > y if (0 - x) < (0 - y). For example, if x = - 50 and y = - 65, then x will exceed y (the amount of such excess being 15). 2. CONDITIONS 2.1 Completion shall be conditional upon: (a) the FCA granting approval in writing, whether unconditionally or with conditions reasonably acceptable to the Buyer Parties (or being deemed to grant approval within section 189(6) FSMA) to the Buyer and any other person who would on Completion become a controller of each of the Hermes UK Authorised Entities or any parent undertaking thereof (as such terms are defined in FSMA) for the acquisition of control over each of the Hermes UK Authorised Entities or any parent undertaking thereof in accordance with section 189 FSMA (the FCA Approval) and the FCA Approval continuing to be valid and effective at the Completion Date (the FCA Condition); (b) the MAS granting approval, whether unconditionally or with conditions reasonably acceptable to the Buyer Parties:

11 (i) to the Buyer, in accordance with section 97A of the SFA, for obtaining effective control (within the meaning of section 97A of the SFA) of Hermes GPE (Singapore) Pte. Ltd; and (ii) to Hermes GPE (Singapore) Pte Ltd, in accordance with its capital markets services licence conditions, for the change of its shareholdings resulting in the Buyer, and any of its Affiliated Companies, controlling not less than 20% of the voting power in it or holding interests in not less than 20% of its issued shares; and (c) the Guernsey Financial Services Commission granting consent to EMPEF GP Ltd and HGPE GSF II General Partner Limited under section 28A of The Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended (together, the Regulatory Conditions); 2.2 In connection with the Regulatory Conditions: (a) each of the Buyer Parties shall: (i) use its reasonable endeavours to satisfy or procure that the Regulatory Conditions are satisfied as soon as is practicable and, in any event, on or before the Long Stop Date (including, in the event of a conditional approval by a Regulatory Authority, taking reasonable steps to satisfy any such condition(s) that are attached to it); (ii) (to the extent not undertaken at the date hereof) make all necessary submissions, notifications and other filings in connection with, or required to satisfy, the Regulatory Conditions (the Required Regulatory Submissions) as soon as reasonably practicable and (unless prohibited by applicable regulation) use it reasonable endeavours to do so in any event by no later than ten Business Days after the date of this agreement; (iii) respond promptly to any request from a Regulatory Authority for further information in connection with the Required Regulatory Submissions; (iv) keep the Seller regularly informed of the progress towards satisfaction of each Regulatory Condition; (v) (subject in each case to exclusion by the relevant Buyer Party of information that it reasonably considers to be confidential to it) provide the Seller with draft copies of all Required Regulatory Submissions and other material communications to the Regulatory Authorities in relation to satisfying the Regulatory Conditions with sufficient time as will allow the Seller to provide comments on such submissions and communications before they are submitted or sent (and, in completing such submissions or communications, each Buyer Party agrees to have due regard to all reasonable comments made by the Seller); (vi) provide the Seller as soon as reasonably practicable with final copies of any material written communications with any Regulatory Authority; (vii) promptly notify the Seller in writing as soon as it is aware that each such Regulatory Condition has been satisfied (or has become incapable of satisfaction) and, if applicable, produce to the Seller such evidence as the Seller shall reasonably require of the satisfaction of each such Regulatory Condition; and

12 (viii) to the extent the Seller, the Company, any of the Subsidiaries, any of the Joint Ventures or any of the subsidiaries of any of the Joint Ventures reasonably require, provide reasonable assistance and (subject to applicable law and confidentiality obligations) access to information that is reasonably required in order to assist in responding to any reasonable requests for information from the Regulatory Authorities in connection with the Required Regulatory Submissions; and (b) the Seller shall provide, and shall use its reasonable endeavours (by exercise of its powers in relation to the Company) to procure that the Company, the Subsidiaries, the Joint Ventures and the subsidiaries of the Joint Ventures provide reasonable assistance and (subject to applicable law and confidentiality obligations) access to information that is reasonably required by the Buyer Parties in order to assist in preparing the Required Regulatory Submissions and responding to any requests for information from the Regulatory Authorities in connection with the Required Regulatory Submissions. 2.3 If any of the Conditions shall not have been satisfied by the Long Stop Date (or such later date as the Parties may agree), or notice is given in accordance with clause 5.8, 8.4(a) or 8.5(a) this agreement (except for the provisions of this clause 2.3 and of the Surviving Clauses) shall lapse and cease to have effect and the Parties shall be released and discharged from their respective obligations under this agreement, provided that such lapsing and ceasing of this agreement shall be without prejudice to the rights and liabilities of the Parties in respect of any breach of this agreement occurring before such lapsing and ceasing of this agreement. 3. SALE AND PURCHASE Subject to the satisfaction of the Conditions, the Seller shall sell (or procure the sale of) with full title guarantee free from all Encumbrances and the Buyer shall purchase the Shares with effect from and including the Effective Date. From and including the Effective Date, subject to Completion taking place, all rights attaching to the Shares, including the right to receive any dividends or distributions declared or paid on or in respect of the Shares on or after the Effective Date, shall belong to the Buyer. The Parties agree that none of the Shares shall be Additional Shares. 4. CONSIDERATION 4.1 The Consideration shall be an amount equal to the Adjusted Consideration, plus the Regulatory Capital Excess (if any) or minus the Regulatory Capital Shortfall (if any), minus the Seller's Insurance Amount and minus the Existing Subordinated Debt and any accrued but unpaid interest thereon), plus or minus (as applicable) the Performance Fee and Carried Interest True-Up (if any). 4.2 The Adjusted Consideration shall be determined as follows: (a) if the Completion Run Rate Revenue is less than the Run Rate Revenue Threshold, the Adjusted Consideration shall be equal to the Initial Consideration multiplied by the Completion Run Rate Revenue divided by the Run Rate Revenue Threshold; or (b) if the Completion Run Rate Revenue is equal to or greater than the Run Rate Revenue Threshold, the Adjusted Consideration shall be equal to the Initial Consideration. 4.3 The Consideration shall be satisfied as follows: (a) on Completion, the Buyer Parties shall pay the Completion Payment to the Seller; and (b) on the Balancing Amount Payment Date:

13 (i) if the Balancing Amount is a positive figure, the Buyer Parties shall pay to the Seller an amount equal to the Balancing Amount; or (ii) if the Balancing Amount is a negative figure, the Seller shall pay to the Buyer an amount equal to the Balancing Amount. (c) on the Performance Fee and Carried Interest Payment Date: (i) if the Performance Fee and Carried Interest True-Up is positive, the Buyer Parties shall pay to the Seller the Performance Fee and Carried Interest True-Up (if any); and (ii) if the Performance Fee and Carried Interest True-Up is negative, the Seller shall pay to the Buyer an amount equal to the Performance Fee and Carried Interest True-Up (if any). 4.4 No later than seven Business Days prior to Completion (or at such other time as the Seller and Buyer Parties may agree), the Seller shall prepare: (a) an estimate of the amount (if any) of the Regulatory Capital Excess (the Estimated Regulatory Capital Excess); or (b) an estimate of the amount (if any) of the Regulatory Capital Shortfall (the Estimated Regulatory Capital Shortfall), as at the end of the previous month, and deliver the same to the Buyer Parties, together with reasonable supporting documentation showing the details of its calculations. The Buyer Parties shall then have a period of five Business Days within which to comment on the Estimated Regulatory Capital Excess or Estimated Regulatory Capital Shortfall (as the case may be) and the Seller shall review in good faith any comments so received and, where it considers appropriate in good faith, adjust the estimate accordingly. The Seller shall use its reasonable endeavours to procure (by the exercise of its powers in relation to the Company) that the Company shall provide promptly to the Buyer Parties (or their respective agents or professional advisers) and their Representatives such access to the Group's personnel, information, books and records (including the rights to take copies) as the Buyer Parties (or their respective agents or advisers) may reasonably require for the purposes of this clause 4.4. 4.5 Any amount paid in respect of a breach of this agreement (including for breach of any of the Seller's Warranties) by the Seller (or on behalf of the Seller) shall be deemed to give rise to a corresponding reduction in the Consideration. 5. COMPLETION RUN RATE REVENUE 5.1 The Completion Run Rate Revenue shall be equal to the aggregate sum of each Completion Group Revenue Rate and Completion Joint Venture Revenue Share Rate multiplied by the applicable Completion Assets Under Management at that fee rate calculated in accordance with this clause. The Completion Run Rate Revenue shall also include the per annum revenues from clients as at the Revenue Determination Date that are charged at fixed rates rather than a percentage of assets under management. 5.2 The Completion Assets Under Management for each Completion Group Revenue Rate and Completion Joint Venture Revenue Share Rate shall be the applicable Signing Assets Under Management for that fee rate, (a) plus the aggregate of: (A) additions, being any assets placed under the management or advice of the relevant Group Company or Joint Venture between the Spreadsheet Date and the

14 Revenue Determination Date; and (B) transitions in, being any such assets not under management or advice of the relevant Group Company or Joint Venture as at the Revenue Determination Date but which the relevant client or customer has agreed in writing will be placed under the management or advice of the relevant Group Company or Joint Venture (provided that the fee rate and timing for such additional investment has been agreed in writing prior to the Revenue Determination Date), (b) minus the aggregate of: (A) leavers, being any redemptions of Signing Assets Under Management between the Spreadsheet Date and the Revenue Determination Date; and (B) transitions out, being any proposed redemptions of such assets or terminations of relevant investment management, advisory or other agreement which have been notified in writing after the Spreadsheet Date and before the Revenue Determination Date in accordance with the relevant investment management, advisory or other agreement or fund terms, but which have not taken effect at the Revenue Determination Date (provided that, in the case of proposed redemptions, such notification of redemption includes the expected amount and timing of such proposed redemption). 5.3 The Specified Clients shall be treated as leavers under paragraph 5.2(b) unless they have consented to the continuation of their relevant agreement (or, in the case of registered investment companies under the U.S. Investment Company Act of 1940, a new investment management agreement has been approved by their respective board of directors/trustees and, if required under Section 15 of that Act, their respective shareholders) prior to the Revenue Determination Date. If any Specified Client, or other client or customer, requests a management fee reduction or waiver from, or other modification to its investment management, advisory or other agreement that is detrimental to, any Group Company or Joint Venture in connection with or as a condition to consenting to or granting an approval to continuing its investment management, advisory or other agreement, or not terminating its investment management, advisory or other agreement, (a) no Group Company or Joint Venture shall have any obligation to agree to any such reduction, waiver or modification, and (b) if the request for a reduction, waiver or modification is agreed to, any reduction in revenue shall be taken into account for purposes of determining Completion Run Rate Revenue. If any of the Specified Clients consent (or obtain required approvals) between the Revenue Determination Date and Completion they should not be treated as leavers under paragraph 5.2(b) for the calculation of the Completion Payment and Consideration. If any Specified Client, or other client or customer, provides notice of redemptions or terminations between the Revenue Determination Date and Completion they should be treated as leavers under paragraph 5.2(b) for the calculation of the Completion Payment and Consideration. 5.4 For the purposes of calculating the Completion Run Rate Revenue: (a) the applicable fee rate (expressed as a percentage) shall be: (i) in the case of segregated mandate clients or customers of the relevant Group Company or Joint Venture, the fee rate set out in the applicable investment management agreement or similar agreement or arrangement (net of any applicable distribution fees and excluding performance and carry fees) applying to such segregated mandate; or (ii) in the case of clients or customers who have invested in a sub-fund of any fund managed by or advised by any Group Company or Joint Venture, the management fee or advisory fee payable by that fund (net of any applicable distribution fees and excluding performance and carry fees) to the relevant Group Company or Joint Venture less any rebate rate agreed with the relevant client or customer;

15 (b) the applicable assets under management of the relevant Group Company or Joint Venture added under paragraph 5.2(a) above (less any redemptions or transitions out (as described in paragraph 5.2(b) above) of those assets) shall be extracted as at the value as of the date of purchase from the AUM reporting database operated by the Company in the ordinary course and in accordance with past practice; (c) the applicable assets under management of the relevant Group Company or Joint Venture deducted under paragraph 5.2(b) above (excluding deductions of assets under management added (as described in paragraph 5.2(a) above) shall be: (i) in the case of clients or customers who have invested in any fund managed by or advised by any Group Company or Joint Venture, extracted at a value based on the number of fund units withdrawn at the date of redemption multiplied by the fund’s unit price at the Spreadsheet Date from the AUM reporting database operated by the Company in the ordinary course and in accordance with past practice; or (ii) in the case of segregated mandate clients or customers of the relevant Group Company or Joint Venture, A multiplied by B where A is the percentage of total assets under management under the relevant segregated mandate redeemed as calculated on the date of redemption and B is the total assets under management for the relevant segregated mandate as at the Spreadsheet Date as shown on the Signing AUM Spreadsheet; (d) the applicable assets under management of the relevant Group Company or Joint Venture added under paragraph 5.2(a) above shall disregard additions and transitions in by or from the Seller or any subsidiary undertaking of the Seller of assets of the Scheme otherwise than in the ordinary course of business; and (e) the applicable assets under management of the relevant Group Company or Joint Venture deducted under paragraph 5.2(b) above shall disregard the Planned Redemptions. For the avoidance of doubt and in addition to the foregoing, all assets which are included in the Planned Redemptions (i.e., £355 million) shall be deducted and not taken into account in the calculation of the Completion Run Rate Revenue, whether or not the Planned Redemptions have occurred. 5.5 To the extent that the value of any assets under management or advice or any fee rate is required to be converted into pounds sterling for the purposes of the calculation of the Completion Run Rate Revenue, the applicable exchange rate for such conversion shall be the exchange rate applied for the purposes of calculating the Signing Run Rate Revenue as set out in the Signing AUM Spreadsheet, notwithstanding that the actual exchange rate may have changed since the Spreadsheet Date. 5.6 For the avoidance doubt the Signing Assets Under Management and Signing Run Rate Revenue shall not be adjusted for any market movements in the period between the Spreadsheet Date and the Completion Date for the purpose of calculating the Completion Run Rate Revenue. 5.7 Between the Revenue Determination Date and the date falling five Business Days prior to Completion, the Seller shall prepare and deliver to the Buyer Parties the Seller's estimate of the Completion Run Rate Revenue, together with reasonable supporting documentation showing the details of its calculations. The Buyer Parties shall then have a period of five Business Days within which to comment on that estimate and the Seller shall review in good faith any comments so received and, where appropriate, adjust the estimate accordingly. The estimate, with any such adjustments, shall constitute the Completion Run Rate Revenue. The Seller shall use its reasonable endeavours to procure (by the exercise of its powers in relation to the Company) that the Company shall provide promptly to the Buyer Parties (or their respective agents or professional advisers) and their

16 Representatives such access to the Group's personnel, information, books and records (including the right to take copies) as the Buyer Parties (or their respective agents or advisers) may reasonably require for the purposes of this clause 5.7. 5.8 If the Completion Run Rate Revenue is less than 70 per cent. of the Signing Run Rate Revenue then either the Seller or the Buyer Parties may elect not to complete the sale of the Shares by giving notice to the other Parties to that effect. 6. DETERMINATION AND PAYMENT OF THE BALANCING AMOUNT AND PERFORMANCE FEE AND CARRIED INTEREST TRUE-UP 6.1 The Buyer Parties shall procure that the Company shall, as soon as reasonably practicable after Completion and in any event by the date that is 40 Business Days after the Completion Date, prepare and deliver to the Seller a draft Completion Statement of the Group (the Draft Statement) specifying the Regulatory Capital Amount determined in accordance with the principles set out in Part 1 of Schedule 5 and substantially in the form set out in Part 2 of Schedule 5. 6.2 The Seller shall, by no later than 10 Business Days after receipt of the Draft Statement, give written notice to the Buyer Parties stating whether or not it proposes any amendments to the Draft Statement. If the Seller: (a) gives notice that it has no proposed amendments to the Draft Statement; or (b) within the period of 10 Business Days referred to in clause 6.2, has not given notice to the Buyer Parties stating whether or not it has any proposed amendments to the Draft Statement, the Draft Statement shall constitute the Completion Statement and shall be final and binding for the purposes of this agreement. If the Seller gives notice that it does have proposed amendments to the Draft Statement, it shall within such notice inform the Buyer Parties of its proposed amendments and the reasons therefor, and the Seller and the Buyer Parties shall, within the period of 20 Business Days after receipt of such notice, seek to agree the proposed amendments. 6.3 In the event of any dispute between the Seller and the Buyer Parties as to any matter relevant to the Draft Statement, or for the avoidance of doubt, the Completion Statement, remaining unresolved at the expiry of the period of 20 Business Days referred to in clause 6.2, the matter may be referred to an independent firm of chartered accountants by either the Buyer Parties or the Seller giving notice to this effect to the other. Such firm shall be agreed by the Seller and the Buyer Parties within five Business Days of receipt by the relevant Party of such notice or, if the Seller and the Buyer Parties fail to agree within that period, then, unless the Seller or the Buyer Parties have an accounting/auditor relationship with such firm at the time, the firm shall be: Deloitte LLP; or, if Deloitte LLP is unable or unwilling to act, the firm shall be BDO UK LLP; or, if BDO UK LLP is unable or unwilling to act, the firm shall be Grant Thornton UK LLP (or such other firm as the Seller and the Buyer Parties may agree from time to time for this purpose). Such independent firm of chartered accountants (the Expert) shall determine the remaining unresolved matters and shall be requested to give its written decision within 30 Business Days (or such later date as the Buyer Parties and the Seller agree in writing) of the confirmation and acknowledgement by the Expert of its appointment. In giving such determination, the Expert shall state what adjustments (if any) are necessary to the Draft Statement, in respect of the matters in dispute only, in order to comply with the requirements of this agreement and the Draft Statement (adjusted where relevant) shall constitute the Completion Statement for the purposes of this agreement. Half of the Expert's fees shall be paid to the Expert by the Seller and the other half shall be paid by the Buyer Parties to the Expert. The Seller and the Buyer Parties shall procure that the Expert is given such assistance and access to personnel, books, records and information in the Company's or (as the case may be) the Seller's or the Buyer Parties' possession or control as the Expert may reasonably require in order to determine the remaining unresolved matters.

17 The Expert shall act as expert and not as arbitrator and the Expert's determination shall, in the absence of fraud or manifest error, be final and binding on the Parties. 6.4 The Buyer Parties shall procure that the Company shall, as soon as reasonably practicable after 31 March 2019 and in any event by the date that is 20 Business Days after 31 March 2019, prepare and deliver to the Seller a draft Performance Fee and Carried Interest True-Up statement of the Group (the Draft Statement) specifying the Performance Fee and Carried Interest True-Up determined in accordance with the principles set out in Part 1 of Schedule 5 and showing all elements of the calculation on a client by client and fund by fund basis. 6.5 With respect to the determination of the Performance Fee and Carried Interest True-Up, unless the Buyer Parties and Seller agree otherwise at the time, the Buyer Parties and Seller shall follow the process set out in clauses 6.2 and 6.3 for the purposes of determining the Performance Fee and Carried Interest True-Up. 6.6 Each of the Seller and the Buyer Parties shall procure that the Company promptly provides each of them (and their respective agents or professional advisers) (as the case may be) with access to such of the Group's personnel, information, books and records (including the right to take copies) as each (or their respective agents or advisers) may reasonably require for the purposes of this clause 6. 6.7 Payment of the Balancing Amount and the Performance Fee and Carried Interest True-Up shall be made by transfer of immediately available funds to: (a) in the case of any payment due to the Seller, such bank account as the Seller may notify to the Buyer Parties at least three Business Days before the Balancing Amount Payment Date or, Performance Fee and Carried Interest True-Up Payment Date as the case may be; and (b) in the case of any payment due to the Buyer, such account as shall have been notified to the Seller by the Buyer Parties at least three Business Days before the Balancing Amount Payment Date or, Performance Fee and Carried Interest Payment Date as the case may be. 7. PERIOD BEFORE COMPLETION 7.1 Subject to clause 7.2, the Seller undertakes to the Buyer Parties that (save with the prior written consent of the Buyer Parties (such consent not to be unreasonably withheld, conditioned or delayed)): (a) it will not exercise its rights as a shareholder in the Company to approve any act or transaction of the kind referred to paragraphs (b)(i) to (xxi) below between the date of this agreement and Completion, and (b) if notified by the Buyer Parties that, in the reasonable opinion of the Buyer Parties, the Group Companies intend to undertake any act or transaction of the kind referred to in paragraph (i) to (xxi) below between the date of this agreement and Completion and if requested to do so by the Buyer Parties, the Seller will exercise its rights as a shareholder in the Company to pass a shareholder resolution of the Company instructing the Company not to undertake the act or transaction notified, as follows: (i) no shares in any of the Group Companies shall be allotted or issued to any person other than another Group Company and no other change shall be made to the issued share capital of any Group Company; (ii) no option shall be offered or granted by any Group Company over the whole or any part of its share capital, whether issued or unissued, and no agreement to allot securities convertible into the share capital of any Group Company shall be entered

18 into (other than where such option or agreement to allot security is offered or granted to or entered into with (as the case may be) another Group Company(s)); (iii) no dividends or other distributions shall be declared, made or paid by any Group Company (other than to other Group Company(s)); (iv) no Group Company shall incur any capital expenditure exceeding £500,000; (v) no Group Company shall acquire or dispose of any assets valued in excess of £500,000 or acquire or enter into an agreement to acquire any other business or company; (vi) no Group Company shall enter into any new borrowing facility or issue any loan note, bond or similar debt instrument in excess of £500,000; (vii) no Group Company shall make any loan or advance in excess of £500,000 (other than credit given in the normal course of trading, loans or advances to employees in the normal course and loans made to other members of the Group); (viii) no Group Company shall enter into, waive, amend or terminate any material contract with a value in excess of £500,000 other than any amendment, variation to, or restatement of any investment management or advisory agreements with clients or customers in the ordinary course of the Group Company’s business (provided that no Group Company may enter into, amend, vary, or restate any investment management or advisory agreement with Seller, or any investment operations services agreement with Northern Trust Company, without the Buyer Parties’ prior written consent); (ix) no Group Company shall enter into, waive, amend or terminate any agreement or transaction with the Seller or an Affiliated Company of the Seller (for the avoidance of doubt, and without limiting the foregoing, no Group Company may enter into, waive, amend, or terminate any investment management or advisory agreement with Seller without the Buyer Parties’ prior written consent); (x) other than salary increases in the ordinary course of business and consistent with its past practice, no Group Company shall make any material change to the terms and conditions of employment of any of its Senior Management Employees; (xi) no Group Company shall introduce, or amend the terms of, any benefit, incentive or bonus plan; (xii) no Group Company shall create any Encumbrance (other than in favour of another Group Company(s)) in respect of the whole or any material part of its assets, except in the ordinary course of business; (xiii) no changes will be made to the constitutional documents of any Group Company; (xiv) no Group Company shall amend or make any change to its accounting methods, principles or practices; (xv) no Group Company shall voluntarily appoint any administrator, liquidator, provisional liquidator, receiver, receiver and manager or equivalent officer or take any step to dissolve or wind up any Group Company, other than as disclosed in the Data Room as regards dormant subsidiaries;

19 (xvi) no Group Company shall take steps to list any securities of any Group Company on a stock exchange or publicly traded market; (xvii) no Group Company shall initiate, discontinue or settle any litigation or arbitration proceeding (other than in respect of debt collection in the ordinary course) where the amount claimed (either by it or against it) together with any costs incurred (or likely to be incurred) by it in connection therewith exceeds £500,000; (xviii) no Group Company shall start an additional line of business that is outside the scope or nature of the business carried on by the Group; (xix) no Group Company shall cease an existing principal line of business carried on by the Group; (xx) no Group Company shall carry on its business otherwise than in the ordinary course as carried on prior to the date hereof; and (xxi) no Group Company shall exercise its rights (to the extent it has such rights) as a member in the Joint Ventures to approve any of the items described in (i) - (xx) above or fail to exercise any such rights so as to procure that none of the items described in (i) - (xx) above occur, in relation to the Joint Ventures or their subsidiaries (as if references in (i) - (xx) above to the Group Companies were references to the Joint Ventures and their subsidiaries), except in pursuance of contractual obligations in force at the date of this agreement. 7.2 The Seller agrees that it will use reasonable endeavours to procure that the Group Companies shall (and the Seller shall take no steps to prevent the Group Companies from so doing) seek to obtain consent from the Specified Clients to their investment management, advisory or other agreements with the Group continuing after Completion, but shall not be obliged to procure that the Group Companies seek to obtain such consent from the Specified Clients if, in the reasonable belief of the Group Companies, it or agreeing any conditions to such consent are not in the best interests of the Group Companies. 7.3 Clause 7.1 shall not operate so as to restrict or prevent: (a) the matters in clause 7.2; (b) the negotiation and conclusion of any arrangement(s) with the landlord in relation to the leasehold property at Lloyds Chambers, 1 Portsoken Street, London to pay for any dilapidations to restore the property to its original condition following changes made to the property during the period of the lease, provided that no such arrangements shall be entered into without the prior written consent of the Buyer Parties if such arrangements would result in any expense or liability being incurred or payable after the Measurement Time unless the full cost of such arrangements will be provided for in the Completion Balance Sheet; (c) the closure of the Vista fund structure in accordance with the steps plan set out in document 1.14.3.11 in the Data Room; (d) any matter reasonably undertaken by the Seller or any Group Company or Joint Venture (or subsidiary of a Joint Venture) in an emergency or disaster situation with the intention of minimising any adverse effect of such situation;

20 (e) the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any Group Company or Joint Venture (or subsidiary of a Joint Venture) prior to the date of this agreement; (f) any action taken at the request of any Buyer Party; (g) any action pursuant to a requirement of law or applicable regulation; or (h) any action specifically provided for in this agreement or any other Transaction Document. 7.4 In the event that, after the Measurement Time but prior to Completion, the Seller or any of its Affiliated Companies receives from any Group Company any amount (whether directly or by set-off against any obligation) or any asset the payment or transfer of which has not been provided for fully in the Completion Balance Sheet, excluding the transfer to the Scheme (or any person on behalf of the Scheme) of any assets under management or any amount in connection with assets under management, the Seller shall pay to the Buyer, as a reimbursement of part of the Consideration, on demand a sum equal to 60% of the amount or value of the asset transferred (less any consideration paid by the Seller for the asset transferred). 7.5 The Seller agrees that it will not request or accept any repayment of the Existing Subordinated Debt at any time prior to the Completion Date. 7.6 The Seller shall, not later than 30 days after the date of this agreement, deliver to the Buyer Parties a non-binding, illustrative example of Part 2 of Schedule 5 completed using final 2017 numbers. 7.7 Prior to Completion the Buyer Parties, the Company and the Seller will finalise the documentation required for the New LTIP (including the new articles of association of the Company) which must be in accordance with the New LTIP Term Sheet and the Buyer Parties will advise the Seller of whether it elects to have the LTIP Shares issued by the Company (Option A) or have the LTIP Shares transferred for no consideration to an employee benefit trust (Option B). 8. COMPLETION 8.1 Completion shall take place on the Completion Date at the offices of the Company. 8.2 On the Completion Date, and immediately prior to (and conditional upon) Completion: (a) the Seller shall subscribe for the Additional Shares for the Additional Shares Subscription Amount and the Parties shall procure that the Additional Shares are issued to the Seller (or the custodian nominee of the Scheme); and (b) as determined in accordance with clause 7.7: (i) if the Buyer Parties have elected for Option A, the Parties shall use their powers in relation to the Company to procure that the Company shall allot the LTIP Shares in accordance with the New LTIP; or (ii) if the Buyer Parties have elected for Option B, the Seller shall transfer for no consideration 10.5 percent. of the Ordinary Shares to an employee benefit trust for the benefit of employees of the Group. 8.3 At Completion:

21 (a) the Seller shall deliver to the Buyer Parties, or procure the delivery to the Buyer Parties of, the documents and other items referred to in Schedule 3; (b) the Seller and the Buyer shall jointly procure that there shall be held a meeting of the board of directors of the Company at which there shall be duly passed the resolutions set out and contained in the board minutes of the Company including (without limitation) resolutions for the appointment of the persons nominated by the Buyer as directors of the Company as set out in the Shareholders' Agreement, for the approval of the transfer of the Shares to the Buyer and to issue a share certificate for the Shares to the Buyer (subject to receipt of a stamped stock transfer form), for the approval and execution of the Shareholders’ Agreement and the adoption of the New LTIP in a form consistent with the New LTIP Term Sheet in replacement of the Existing LTIP; (c) the Buyer Parties shall deliver to the Seller, or procure the delivery to the Seller of, the Shareholders’ Agreement and the Put and Call Option Deed both duly executed by the Buyer Parties; (d) the Buyer Parties shall pay the Completion Payment to the Seller by way of transfer of immediately available funds to the account notified to the Buyer Parties; and (e) the Buyer Parties shall contribute to the Company an amount equal to the outstanding balance of the Existing Subordinated Debt (including accrued but unpaid interest), and the Parties shall procure that the Company use such contribution to pay that amount to the Seller in complete satisfaction and cancellation of the Existing Subordinated Debt: any equity subscription by the Buyer Parties pursuant to this clause 8.3(e) shall be for one Ordinary Share which shall be issued at a subscription price equal to the Existing Subordinated Debt plus accrued but unpaid interest. 8.4 If the Seller fails to deliver to the Buyer Parties, or procure the delivery to the Buyer Parties of, the items set out in Schedule 3, the Buyer Parties may elect, (in addition and without prejudice to all other rights and remedies available to them), by notice to the Seller either: (a) not to complete the purchase of the Shares in which case clause 2.3 shall apply; or (b) to fix a new time and date for Completion (being not more than 20 Business Days after the original date for Completion) in which case the provisions of this clause shall apply to Completion as so deferred but on the basis that such deferral may occur only once. 8.5 If the Buyer Parties fail to comply with clause 8.3(c) or 8.3(d), the Seller may elect (in addition and without prejudice to all other rights and remedies available to it), by notice to the Buyer Parties either: (a) not to complete the sale of the Shares in which case clause 2.3 shall apply; or (b) to fix a new time and date for Completion (being not more than 20 Business Days after the original date for Completion) in which case the provisions of this clause shall apply to Completion as so deferred but on the basis that such deferral may occur only once. 9. SELLER'S WARRANTIES 9.1 The Seller warrants to the Buyer Parties that each of the Seller's Warranties is true and accurate at the date of this agreement, and in each case, will continue to be true and accurate on Completion.

22 9.2 Each of the Seller's Warranties is separate and independent and shall not be limited or restricted by reference to or inference from the terms of any other provision of this agreement or any other Seller's Warranty. 9.3 The Seller acknowledges and agrees with the Buyer Parties that the Seller and its Affiliated Companies shall have no rights against, and shall not make any claim against, the Company, the Subsidiaries or the Joint Ventures or their respective Representatives due to the Seller relying on them in agreeing to any terms of this agreement or any other document referred to in this agreement and the Seller hereby waives all such claims as may now exist or come into existence. Nothing in this clause 9.3 shall, however, operate to limit or exclude any claim or liability for fraud or fraudulent misrepresentation. 9.4 Any person referred to in clause 9.3 may enforce the terms of clause 9.3 in accordance with the Contracts (Rights of Third Parties) Act 1999. 10. BUYER PARTIES' WARRANTIES 10.1 Each of the Buyer Parties warrants to the Seller that, with respect to it, each of the Buyer Parties' Warranties is true and accurate at the date of this agreement and, in each case, will continue to be true and accurate on Completion. 10.2 The Buyer Parties' Warranties are separate and independent and are not limited or restricted by reference to or inference from the terms of any other provision of this agreement or any other Buyer Parties’ Warranty. 10.3 For a period of six years from Completion and subject to reasonable confidentiality undertakings being in place, the Buyer Parties will make all books, records and documents which relate to the Company, any of the Subsidiaries and (to the extent in its or the Group's possession or under its or the Group's control) any of the Joint Ventures (insofar as the same record matters occurring on or before Completion) reasonably available for inspection by Representatives of the Seller at all reasonable times during business hours on reasonable advance notice being given or filings required for any reasonable tax, accounting or regulatory purpose, to respond to requests from the Pensions Regulator or any other Regulatory Authority, to comply with the Scheme trust deed and rules or in order to comply with any other legal or regulatory requirement. For the same period of time, the Buyer Parties will allow the Seller's representatives to take copies (at the Seller's expense) of any of such books, records and documents reasonably required by them subject to reasonable confidentiality undertakings in respect of such material. 11. PENSIONS INDEMNITY 11.1 In this clause: Claim means any claim, action, demand, proceedings, complaint, contribution notice, financial support direction or judgment which is instituted, made, threatened, alleged, asserted or established from time to time, or any act or event by reference to which statute treats a debt as due to the trustees or managers of a pension scheme; Employee has the same meaning as in section 230 of the Employment Rights Act 1996 but includes any director and any other officer of the Company whether or not he has entered into or works or worked under a contract of employment; Existing Schemes means the Hermes Fund Managers Limited Group Flexible Retirement Plan, the Hermes GPE LLP Group Flexible Retirement Plan, the Voluntary Pensions and the Overseas Schemes;

23 Group Scheme means any past or present scheme or arrangement (whether funded or unfunded) for the provision of Retirement Benefits to Employees or former Employees of any of the Group Companies including without limitation the Hermes Scheme and the MEPC Scheme, but excluding the Existing Schemes; Hermes Scheme means the Hermes Group Pension Scheme governed by a trust deed and rules dated 21 October 2011 as amended from time to time; Indemnified Party means the Group Companies, the Buyer Parties and their respective Affiliates; Losses includes costs, damages, liabilities, charges, awards, expenses and penalties and any of them suffered or incurred under or in connection with a Relevant Claim or suffered or reasonably incurred in investigating or disputing a Relevant Claim and/or in establishing a right to be indemnified pursuant to this clause or in any way related to or in connection with the indemnity provided by this clause; MEPC Scheme means the MEPC Retirement Benefit Scheme; Overseas Schemes means the 401k scheme for Hermes GPE (USA) Inc., payments made to the Singapore Central Provident Fund on behalf of Hermes GPE (Singapore) PTE Ltd and the retirement insurance maintained in Switzerland for any employee of the Company; Relevant Claim means a Claim against or otherwise involving the Group Companies, the Buyer Parties or any of their respective Affiliates; Retirement Benefit means a retirement benefit within the meaning of section 255 of the Pensions Act 2004; and Voluntary Pensions means any unfunded liability to provide pension or retirement benefits of similar benefits promised to any employee or former employee of any Group Company or their Affiliates. 11.2 The Seller shall indemnify in full and hold harmless, and keep fully indemnified, the Buyer from and against any and all Relevant Claims and any and all Losses and (whether any Loss is suffered or incurred by the Buyer or by any other Indemnified Party) shall pay to the Buyer an amount equal to 100 per cent. of all Losses, which any Indemnified Party may suffer or incur arising out of, based upon or in connection with, whether directly or indirectly: (a) the exercise, or proposed exercise by the Pensions Regulator of any of its powers under sections 38-51 of the Pensions Act 2004 to issue a contribution notice or financial support direction in respect of the Hermes Scheme or any other Group Scheme; (b) any liability for a debt under section 75 or 75A of the Pensions Act 1995 to any Group Scheme; (c) any liability arising on the Company in connection with the schedule of contributions of the Hermes Scheme as detailed in clause 5.5 of the flexible apportionment arrangement dated 15 December 2017 (the Flexible Apportionment Arrangement) (excluding the payment of £35 million to the trustee of the Hermes Scheme) which is not released under clause 6.1 of the Flexible Apportionment Arrangement; and/or (d) the participation or membership of any of the Group Companies in, or any Group Company being or acting as sponsoring employer of or contributor to or giving any commitment in respect of, any Group Scheme.

24 11.3 The indemnity given under this clause shall apply in respect of any Relevant Claim of which the Seller is given written notice giving reasonable details of the claim and supporting documentation by the Buyer Parties at any time during the period of ten years from Completion. 11.4 If the relevant Losses or Relevant Claim are suffered or incurred by any Group Company and at the time of payment the Seller is a holder of Ordinary Shares, the Seller shall, if so requested by the Buyer Parties, pay such amount by way of subscription for one share in the Company, and such payment shall satisfy the Seller’s obligations under clause 11.2 in respect of that amount. If the relevant Losses or Relevant Claim are suffered or incurred by any Group Company and at the time of payment the Seller is not a holder of Ordinary Shares or if the Buyer Parties do not request payment to be made to the Company, the Seller shall pay such amount to the Buyer. 11.5 The Buyer will not be entitled to recover in respect of any claim under the indemnity in this clause to the extent (but only to the extent) that recovery has already been made by the Indemnified Parties or the Indemnified Parties are able successfully to recover in respect of the matter which is the subject of the claim under the indemnity under a policy of insurance maintained by an Indemnified Party with a third party insurer. 11.6 The Seller may, at any time before any final compromise, agreement, expert determination or non- appealable decision of a court or tribunal of competent jurisdiction is made in respect of the Relevant Claim or the Relevant Claim is otherwise disposed of, give notice to the Buyer Parties that it elects to assume the conduct of any dispute, compromise, defence or appeal of the Relevant Claim and of any incidental negotiations on the following terms: (a) the Seller shall indemnify and secure the Buyer Parties and each relevant Group Company against all liabilities, charges, costs and expenses which any of them may incur in taking any such action as the Seller may request pursuant to subparagraphs (b) and (c) below; (b) the Buyer Parties shall use their powers in relation to the Company to procure (so far as they reasonably can procure, by the use of such powers) that each relevant Group Company (i) makes available to the Seller such persons and all such information as the Seller may reasonably request for assessing, contesting, disputing, defending, appealing or compromising the Relevant Claim, and (ii) takes such action to assess, contest, dispute, defend, appeal or compromise the Relevant Claim as the Seller may reasonably request and does not make any admission of liability, agreement, settlement or compromise in relation to the Relevant Claim without the prior written approval of the Seller; and (c) the Seller shall keep the Buyer Parties informed of the progress of the Relevant Claim and provide the Buyer Parties with copies of all relevant documents and such other information in its possession as may be requested by the Buyer Parties (acting reasonably). 11.7 Until the earlier of such time as the Seller shall give any notice as contemplated by subclause 11.6 and such time as any final compromise, agreement, expert determination or non-appealable decision of a court or tribunal of competent jurisdiction is made in respect of the Relevant Claim or the Relevant Claim is otherwise finally disposed of, the Buyer Parties shall (in relation to the Buyer Parties and their Affiliates, other than the Group Companies) procure, and shall use their powers in relation to the Group Companies to procure (so far as they reasonably can procure, by the use of such powers), that: (a) each Indemnified Party consults with the Seller, and takes account of the requirements of the Seller, in relation to the conduct of any dispute, defence, compromise or appeal of the Relevant Claim; (b) each Indemnified Party keeps the Seller promptly informed of the progress of the Relevant Claim and provides the Seller with copies of all relevant documents and such other

25 information in the Indemnified Party's possession as may reasonably be requested by the Seller; and (c) no Indemnified Party shall cease to defend the Relevant Claim or make any admission of liability, agreement or compromise in relation to the Relevant Claim without the prior written consent of the Seller. 11.8 No failure or delay by the Buyer Parties in taking any action required by clause 11.4 or 11.5 shall limit or otherwise affect the rights of the Indemnified Parties under this clause except to the extent (and only to the extent) that the failure or delay would but for this subclause 11.6 increase the liability of the Seller under this clause, in which case the Seller's liability shall be limited to the amount for which it would have been liable ad such failure or delay not occurred. 11.9 If: (a) the Seller makes a payment in respect of a Relevant Claim (the Damages Payment); (b) at any time after the making of such payment any Group Company or the Buyer Parties receives any net sum (after all expenses and any applicable tax) which would not have been received but for the matter or circumstance giving rise to that Relevant Claim (the Third Party Sum); (c) the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and (d) the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Buyer Parties in full for the loss or liability which gave rise to the Relevant Claim in question (such excess being the Excess Recovery), the Buyer Parties shall, promptly following receipt of the Third Party Sum by it or the relevant Group Company, repay to the Seller an amount equal to the lower of (i) the Excess Recovery and (ii) the Damages Payment. 11.10 If any Relevant Claim is based upon a liability which is contingent only, the Seller shall have no obligation to make a payment in respect thereof unless (and until) such contingent liability gives rise to an obligation to make a payment. 11.11 The Seller shall have no liability under this clause for any loss of business or profits, or in connection with any indirect or consequential loss or any punitive or aggravated damages. 11.12 The parties shall use reasonable endeavours to ensure that any amount payable under this clause shall be made in the most tax efficient manner. If any amount payable to the Buyer under this clause 11, except as a result of the Seller complying with the Buyer Parties’ request under clause 11.4, is subject to tax in the hands of the Buyer, the Seller shall pay to the Buyer such increased amount as may be required to ensure that the net amount received by the Buyer, after tax, is equal to the amount that it would have received had no tax been payable. 12. MATTERS FOLLOWING COMPLETION 12.1 Subject to clause 12.2 and upon Completion taking place, the Seller: (a) irrevocably appoints the Buyer to be its attorney in its name and on its behalf to exercise all or any of the voting and other rights, powers and privileges (including the right to nominate proxies on its behalf) attached to the Shares registered in its name;

26 (b) undertakes to ratify everything lawfully done by the Buyer, as its attorney, in pursuance of the power of attorney contained in this clause 12.1; and (c) agrees that the power of attorney contained in this clause 12.1 is executed to secure the interest of the Buyer in the Shares and shall accordingly be irrevocable. 12.2 Clause 12.1 shall not apply to any resolution: (a) to re-register the Company as an unlimited company; or (b) which is capable of resulting in any liability whatsoever falling directly or indirectly on the Seller or any other member of the Continuing Seller Group. 13. CONFIDENTIALITY AND ANNOUNCEMENTS 13.1 Subject to the provisions of clause 13.4, the Seller undertakes to the Buyer Parties that it will not (and will procure that no member of the Continuing Seller Group will) communicate or divulge to any person any Confidential Information or any information provided to it by or on behalf of the Buyer Parties or otherwise obtained by it in connection with this agreement or any other Transaction Document which relates to the Buyer Parties or their Affiliated Companies. 13.2 Subject to the provisions of clause 13.4, each of the Buyer Parties shall, and shall procure that its Affiliated Companies shall, keep confidential all information provided to it by or on behalf of the Seller or otherwise obtained by it in connection with this agreement or any other Transaction Document which relates to the Seller or the Continuing Seller Group. 13.3 Subject to the provisions of clause 13.4, no Party shall issue any press release or publish any circular to shareholders or any other public document or make any statement or disclosure to any person who is not a Party in each case relating to this agreement, its terms or the matters contained in it, without obtaining the prior written approval of the other Parties to its contents and the manner and extent of its presentation and publication or disclosure. 13.4 The provisions of clauses 13.1, 13.2 and 13.3 do not apply to: (a) the announcement in the Agreed Form to be issued by the Parties on the date of this agreement or any announcement required to be made by any Party: (i) by virtue of the regulations of the Financial Conduct Authority, London Stock Exchange plc, the US Securities and Exchange Commission or the European Commission; or (ii) by any court or (in addition to those identified in clause 13.4(a)(i)) governmental or administrative authority competent to require the same; or (iii) by any applicable law or regulation, but if any Party is so required to make any announcement or to disclose Confidential Information, the relevant Party shall promptly notify the other Party, where practicable and lawful to do so, before the announcement is made or disclosure occurs (as the case may be) and shall co-operate with the other Party regarding the content and timing of such announcement or disclosure or any action which the other Party may reasonably elect to take to challenge the validity of such requirement;

27 (b) any statement or disclosure of Confidential Information made in good faith by the Seller to the Pensions Regulator; (c) any disclosure of Confidential Information by the Seller on a strictly confidential and need to know basis to another member of the Seller's Group or a Seller Representative or by the Buyer Parties on a strictly confidential and need to know basis to an Affiliated Company or a Buyer Party Representative; (d) any statement or disclosure of Confidential Information made in good faith by any Party after Completion in connection with any civil, criminal, regulatory or arbitration proceedings in any jurisdiction brought or threatened by or against it in relation to this agreement, the other Transaction Documents or any other documents referred to in it or them; or (e) any disclosure of Confidential Information that is in or comes into the public domain otherwise than as a result of a breach of any obligation of confidentiality by the disclosing party; and (f) any disclosure of Confidential Information made by a Party to its professional advisers, provided that such disclosure is made under obligations of strict confidentiality. 14. ASSIGNMENT 14.1 Subject to clause 14.2, this agreement shall be binding upon and enure for the benefit of the successors and assignees of the Parties and, subject to any succession or assignment permitted by this agreement, any such successor or assignee of any Party shall in its own right be able to enforce any term of this agreement. 14.2 None of the Parties nor their successors and assignees shall be entitled to assign, transfer, charge or deal in any way with the benefit of their rights or obligations under this agreement without the prior written consent of the other Parties, other than an assignment or transfer by the Buyer after Completion to an Affiliated Company of FII to whom the Buyer transfers all of its shares in the Company in accordance with the Shareholders' Agreement and which is made on condition that the relevant rights or obligations be re-assigned or transferred to the Buyer or another Affiliated Company of FII in the event that the original assignee or transferee ceases to be such an Affiliated Company and provided that FII may freely assign this agreement in connection with a sale of all or substantially all of its assets, a merger or consolidation transaction of FII, so long as the buyer or surviving entity agrees in writing to be bound by this agreement. If an assignment takes place pursuant to this clause 14.2, the other parties shall be under no greater liability under this agreement than if the assignment had not taken place and, as between the Seller and the Buyer Parties, the Parties may nevertheless enforce this agreement against the other Parties as if the assignment had not occurred. For the avoidance of doubt, nothing in this clause 14.2 shall require any consent or approval to be given by the Seller to any change in control (whether by stock sale, asset sale, merger or otherwise) of FII. 15. LIMITATIONS ON THE PARTIES’ LIABILITY 15.1 The total aggregate liability of the Seller for all claims (other than a claim for breach of the Seller’s Warranties or of clause 3, clause 6.6, clause 8.3(a), clause 8.3(b), clause 11 or clause 16.11) in relation to this agreement (including in respect of any and all costs, expenses and other liabilities (together with VAT thereon) payable by the Seller in connection with the satisfaction, settlement or determination of any such claims) shall not exceed an amount equal to 25 per cent. of the Consideration. 15.2 The total aggregate liability of the Seller for all claims in relation to this agreement (including in respect of any and all costs, expenses and other liabilities (together with VAT thereon) payable by the Seller in connection with the satisfaction, settlement or determination of any such claims, but

28 excluding any claim for fraud or fraudulent misrepresentation) shall not exceed an amount equal to the Consideration. For the avoidance of doubt, there is no limitation on the Seller's liability for fraud or fraudulent misrepresentation. 15.3 The total aggregate liability of the Buyer Parties for all claims (other than a claim for breach of the Buyer Parties' Warranties or of clause 2.2(a), clause 3, clause 4.3 clause 6.6, clause 6.7, clauses 8.3(b) to 8.3(e), clause 11, clauses 16.5(h)-16.5(i), clause 16.7 or clause 16.11) in relation to this agreement (including in respect of any and all costs, expenses and other liabilities (together with VAT thereon) payable by the Buyer Parties in connection with the satisfaction, settlement or determination of any such claims) shall not exceed an amount equal to 25 per cent. of the Consideration. 15.4 The total aggregate liability of the Buyer Parties for all claims in relation to this agreement (including in respect of any and all costs, expenses and other liabilities (together with VAT thereon) payable by the Buyer Parties to the Seller in connection with the satisfaction, settlement or determination of any such claims, but excluding any claim for fraud or fraudulent misrepresentation) shall not exceed an amount equal to 103 per cent of the Consideration. 15.5 The Seller shall cease to have liability for a claim (other than a claim under clause 11) under this agreement unless notice giving reasonable details of the claim is given to the Seller before the date falling, in relation to a claim for a breach of the Seller’s Warranties, six years after the Completion Date, and, in relation to all other claims under this agreement (excluding any claim for fraud or fraudulent misrepresentation), 18 months after the Completion Date. 15.6 Each of the Buyer Parties shall cease to have liability for a claim under this agreement unless notice giving reasonable details of the claim is given to the Buyer Parties before the date falling, in relation to a claim for breach of the Buyer Parties’ Warranties, six years after the Completion Date, in relation to a claim for breach of clause 10.3, 78 months after the Completion Date, and, in relation to all other claims under this agreement (excluding any claim for fraud or fraudulent misrepresentation), 18 months after the Completion Date. 16. GENERAL 16.1 Further assurance (a) The Seller shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Buyer Parties may from time to time reasonably require for the purpose of giving effect to the transactions contemplated by this agreement. (b) The Buyer Parties shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Seller may from time to time reasonably require for the purpose of giving effect to the transactions contemplated by this agreement. 16.2 Entire agreement (a) For the purposes of this clause 16.2, Pre-Contractual Statement means any statement, undertaking, promise, assurance, warranty, understanding or any representation or misrepresentation (whether contractual or non-contractual and whether negligently or innocently made) relating to the subject matter of this agreement and other than as expressly set out in this agreement as a Seller Warranty or Buyer Parties' Warranty (as applicable), whether in writing or not and whether made by or to any person (whether party to this agreement or not). (b) This agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties and supersedes any previous agreement, draft agreement, arrangement or understanding (whether in writing or not) between the Parties relating to the subject matter of this

29 agreement and the other Transaction Documents except the non-disclosure agreement dated 23 January 2017 between the Company and FII. (c) Each of the Parties acknowledges and agrees that in entering into this agreement and the other Transaction Documents it does not rely on any Pre-Contractual Statement. (d) Each of the Parties acknowledges and agrees that: (i) the only remedy available to it (i) in relation to any Pre-Contractual Statement (ii) for misrepresentation by omission or (iii) otherwise in relation to this agreement shall be for breach of contract under the terms of this agreement; (ii) except as set out in clause 16.2(d)(i), it shall have no right of action against any person in respect of any Pre-Contractual Statement or misrepresentation by omission; (iii) except as set out in clause 2.3, it shall have no right of rescission, repudiation or termination in relation to this agreement as a result of any Pre-Contractual Statement; and (iv) it waives all rights and remedies which, but for this clause 16.2, might otherwise be available to it in respect of any Pre-Contractual Statement. Nothing in this clause 16.2 shall, however, operate to limit or exclude any claim or liability for fraud or fraudulent misrepresentation. 16.3 Costs and expenses (a) Each Party shall pay his or its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this agreement, of each document referred to in it and the sale and purchase of the Shares. (b) Without prejudice to clause 16.3(a), all stamp, transfer, registration and other similar taxes, duties and charges payable in connection with the transactions contemplated by this agreement, and the documents referred to in it, shall be paid by the Buyer. 16.4 Effect of Completion This agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect after Completion, remain in full force and effect notwithstanding Completion. 16.5 Performance, waiver, release and variation (a) The rights of each Party under this agreement: (i) may be exercised as often as necessary; and (ii) except as otherwise expressly provided by this agreement, are cumulative and not exclusive of rights and remedies provided by law. (b) The failure or delay of any Party at any time or times to require performance of any provision of this agreement shall not affect its right to enforce such provision at a later time. (c) No waiver by any Party of any condition or of the breach of any term, covenant, representation, warranty or undertaking contained in this agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such

30 condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or undertaking in this agreement. (d) Any liability to any Party under this agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by such Party in its absolute discretion as regards any Party under such liability without in any way prejudicing or affecting its rights against any other Party under the same or a like liability. (e) This agreement may only be varied or any of its provisions waived by the agreement in writing of (or on behalf of) each of the Parties from time to time or, in the case of a waiver, the Party waiving compliance. (f) The obligations of the Buyer Parties under this agreement shall be several not joint or joint and several, and shall be considered direct obligations of each Buyer Party, enforceable fully and directly against each Buyer Party without the need to join the other Buyer Party or to pursue remedies first against the other Buyer Party. For the avoidance of doubt, and without limiting the foregoing: (i) with respect to any payment or contribution obligation, the Buyer shall pay or contribute, and FII shall procure that Buyer shall pay or contribute, the consideration or other amounts payable or to be contributed, (ii) it is understood that it is the Buyer Parties’ intention that the Buyer will acquire the Shares of the Company and the Buyer will pay any consideration for the Shares or other amounts payable under this agreement, and (iii) each of the Buyer Parties shall have a direct obligation to the Seller to pay the sum due, but payment or contribution by either Buyer Party of any sum due will satisfy the obligations of both Buyer Parties to make such payment or contribution. (g) If any payment required to be made under this agreement becomes due on a day that is not a Business Day, such payment shall be made on the next Business Day. (h) Where any payment obligation in this agreement is expressed to be an obligation of the Buyer Parties, each Buyer Party will have an obligation to the Seller to make such payment, but payment by either Buyer Party in pursuance of such an obligation will satisfy the obligations of both Buyer Parties thereunder. (i) Each of FII and the Seller undertakes that where any obligation in this agreement is expressed to apply to any Affiliated Company of FII (including the Buyer) or the Seller (but excluding the Group Companies and Joint Ventures) (as the case may be), it will procure that such entity complies with such obligations as if it had been a party to this agreement. 16.6 Severance If any provision of this agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this agreement which shall remain in full force and effect. 16.7 No set-off All payments made by any Party under this agreement, or any of the documents referred to in it, shall be made free from any set-off, counterclaim or other deduction of any nature whatsoever, except for deductions required to be made by law. 16.8 Counterparts This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

31 16.9 Third party rights The Parties agree that, subject always to and save as expressly provided in the provisions of this clause 16.9, clause 9.4 (Seller undertakings for the benefit of certain third parties), clause 11 (pensions indemnity) and clause 14.1 (assignees): (a) no term of this agreement shall be enforceable by a third party; (b) a person who is the permitted successor to or assignee of the rights of a Party is deemed to be a party to this agreement and the rights of such successor or assignee shall, subject to and upon any succession or assignment permitted by this agreement, be regulated by the terms of this agreement; and (c) notwithstanding that any term of this agreement may be or become enforceable by a third party, the terms of this agreement or any of them may be varied in any way or waived or this agreement may be rescinded (in each case, by agreement between the Parties) without the consent of any such third party. Notwithstanding the above, any Indemnified Party (as defined in clause 11) shall have the right to enforce the terms of clause 11. 16.10 Seller as trustee The Seller is entering into this agreement solely in its capacity as trustee of the Scheme and all rights and obligations under this agreement and the Transaction Documents shall be held on trust by the Seller for the Scheme and the Seller shall have no liability under this agreement of the Transaction Documents except to the extent those liabilities are met from assets of the Scheme. 16.11 VAT groups (a) The Seller shall, on or before Completion, procure that the Representative Member gives notice to HMRC (copying the notice to the Buyer Parties) that the Departing VAT Group Companies will cease to be under common control with the Representative Member with effect from Completion and will use its reasonable endeavours to procure that the date on which the Departing VAT Group Companies cease to be a member of the Hermes VAT Group, falls on Completion. (b) The Seller will procure that, on request by the Buyer Parties, the Departing VAT Group Companies provide to the Representative Member, and the Buyer Parties shall procure that, on request by the Seller, the Representative Member provides to the Departing VAT Group Companies, all information relating to the Departing VAT Group Companies required to prepare any VAT returns of the Hermes VAT Group or the Departing VAT Group Companies for any period that the Departing VAT Group Companies have been a member of the Hermes VAT Group at least ten Business Days before the last date for submission of the relevant return. (c) The Seller will procure that the Departing VAT Group Companies contribute to the Representative Member that proportion of any VAT for which the Representative Member is accountable that is properly attributable to supplies, acquisitions and importations (Supplies) made before Completion by the Departing VAT Group Companies (less any amount of deductible input tax that is attributable to those Supplies the benefit of which has either been obtained and retained by the Representative Member on Completion or which the Representative Member is entitled to obtain and could obtain post-Completion) except to the extent that payment in respect of such amount was made to the Representative Member by the Departing VAT Group Companies on or before Completion.

32 (d) Any contribution made under clause 16.11(c) shall be made in cleared funds the later of ten Business Days after demand is made for it and ten Business Days before the day on which the Representative Member must account for that VAT to HMRC. (e) The Buyer Parties shall pay, or shall procure to be paid, to the relevant Departing VAT Group Company, an amount equivalent to any VAT payable by the Departing VAT Group Company which would not have been payable but for a failure after Completion of the Representative Member to pay any VAT for which it is accountable as representative member of the Hermes VAT Group. The Buyer Parties shall not be required to make a payment under this clause 16.11(e) if and to the extent that the relevant VAT relates to an amount for which the Departing VAT Group Companies are liable under clause 16.11(c) where the Departing VAT Group Companies have failed to contribute the relevant amount to the Representative Member as contemplated in clause 16.11(c). (f) The Buyer Parties shall pay, or shall procure to be paid, to the relevant Departing VAT Group Company, an amount equivalent to the proportion of any repayment of VAT received by the Representative Member from HMRC or of any credit obtained by reference to an excess of deductible input tax over output tax that is attributable to Supplies made, or deemed to be made, by the relevant Departing VAT Group Company while a member of the Hermes VAT Group (ignoring, for this purpose, the deeming provisions in section 43(1) of VATA 1994) within ten Business Days of receipt by, or offset against a liability of, the Representative Member except to the extent that payment in respect of such amount was made to the relevant Departing VAT Group Company by the Representative Member on or before Completion or the relevant repayment or credit has already been taken into account in computing any payment due to the Representative Member under clause 16.11(c). (g) Following receipt of a written request by the Seller, the Buyer Parties shall procure that the Representative Member uses its reasonable endeavours to obtain any repayment or credit referred to in clause 16.11(f) to which the Representative Member may be entitled, taking account of the Seller’s reasonable comments and keeping the Seller fully informed of the progress of any action taken. Any out-of-pockets costs and expenses reasonably and properly incurred by the Buyer Parties or the Representative Member in connection with any action taken pursuant to a request by the Seller under this clause 16.11(g) shall be borne by the Seller. Before taking any action pursuant to this clause, the Buyer Parties may require the Seller to provide an opinion of an experienced VAT adviser that such a repayment or credit is, on the balance of probabilities, available. (h) The Buyer Parties shall procure that an amount equal to any payment made by the Seller under this clause 16.11 shall be promptly and duly accounted for to HMRC. 17. NOTICES 17.1 Any notice or other communication given in connection with this agreement shall be in writing and signed by or on behalf of the Party giving it and shall be served by delivering it by hand (including by courier) or sending it by special delivery or international signed-for airmail to the address and for the attention of the relevant party set out in clause 17.2 (or as otherwise notified by that Party under this agreement). Any such notice shall be deemed to have been received: (a) if delivered by hand (including by courier), at the time of delivery; (b) in the case of special delivery within the UK, 24 hours from the date of posting; and (c) in the case of international signed-for airmail, five days from the date of posting, provided that if deemed receipt (but for this proviso) would have occurred before 9.00am on a Business Day, the notice shall be deemed to have been received at 9.00am on that day, and if deemed receipt

33 (but for this proviso) would have occurred after 5.00pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00am on the next Business Day. For the purpose of this clause 17: (a) Business Day means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent; and (b) references to time are to the time in such place. 17.2 The addresses of the Parties for the purposes of clause 17.1 are: (a) in the case of the Seller: (i) address: One America Square, 17 Crosswall, London, England, EC3N 2LB; and (ii) marked to the attention of Head of Legal with a reference to Project Conduit; and (b) in the case of the Buyer Parties: (i) address: Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, USA 15222 3779; and (ii) marked to the attention of General Counsel with a reference to Project Conduit, or such other address as may be notified in writing from time to time by the relevant Party to the other Parties for the purposes of this clause 17. 17.3 In proving such service it shall be sufficient to prove that the envelope or package containing such notice was addressed to the address of the relevant Party set out in clause 17.2 (or as otherwise notified by that Party under this agreement) and delivered either to that address or into the custody of the postal authorities as a special delivery or airmail letter. 17.4 Notices or other communications (including accompanying papers) given in connection with this agreement shall be given, or accompanied by a translation, in English. 17.5 Any notice or other communication given in connection with this agreement shall not be validly given if sent by e-mail. 18. GOVERNING LAW AND JURISDICTION 18.1 This agreement is governed by and shall be construed in accordance with the laws of England. Non- contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of England. 18.2 The Parties submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this agreement or any of the documents to be entered into pursuant to this agreement (including its/their formation). 18.3 FII irrevocably appoints Federated Investors (UK) LLP of 5th Floor, One New Change, London EC4M 9AF (marked for the attention of General Counsel) as its agent to receive on its behalf in England service of any notices, communications proceedings arising out of or in connection with this agreement (including its formation). Service on FII shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by FII). If for any reason such agent ceases to be able to act as agent or no longer has an address in England, FII shall immediately appoint a substitute acceptable to the Seller and notify to the Seller such new agent's name, address and e-mail address.

34 EXECUTED as a DEED and DELIVERED on the date set out at the head of this agreement.

SCHEDULE 1

THE COMPANY

1.	Registered number:	01661776
2.	Date of incorporation:	03 September 1982
3.	Place of incorporation:	United Kingdom
4.	Registered office address:	Sixth Floor, 150 Cheapside, London, England, EC2V 6ET
5.	Directors:	Sally Ann James Ian Marshall Kennedy William McClory Saker Anwar Nusseibeh Harriet Anne Steel David Coldwells Stewart David Kenneth Watson
6.	Secretary:	Susan Jane Cane
7.	Issued share capital:	
	(a) Aggregate nominal value:	GBP 72,458,000 of ordinary shares
	(b) Number of shares:	72,458,000 ordinary shares of £1.00 nominal value
	(c) Shareholders:	Britel Fund Trustees Limited (as custodian for the Scheme): 72,458,000 ordinary shares
8.	Charges:	None

35

36 SCHEDULE 2 SUBSIDIARIES AND JOINT VENTURES PART 1 THE SUBSIDIARIES Company name: HERMES ALTERNATIVE INVESTMENT MANAGEMENT LIMITED 1. Registered number: 03008864 2. Place of incorporation: United Kingdom Company name: HERMES INVESTMENT MANAGEMENT LIMITED 1. Registered number: 02466043 2. Place of incorporation: United Kingdom Company name: HERMES REAL ESTATE INVESTMENT MANAGEMENT LIMITED 1. Registered number: 02466189 2. Place of incorporation: United Kingdom Company name: HERMES REAL ESTATE DEBT GP LIMITED 1. Registered number: 08661436 2. Place of incorporation: United Kingdom Company name: HERMES BPK LIMITED (dormant) 1. Registered number: 08539513 2. Place of incorporation: United Kingdom

37 Company name: HERMES PRIVATE DEBT I GP LIMITED 1. Registered number: 09731197 2. Place of incorporation: United Kingdom Company name: HERMES INVESTMENTS (NORTH AMERICA) LIMITED 1. Registered number: 07014869 2. Place of incorporation: United Kingdom Company name: HERMES EQUITY OWNERSHIP SERVICES LIMITED 1. Registered number: 05167179 2. Place of incorporation: United Kingdom Company name: HERMES BPK COINVESTMENT TRUSTEES LIMITED (dormant) 1. Registered number: 06911893 2. Place of incorporation: United Kingdom Company name: HERMES ASSURED LIMITED 1. Registered number: 03248669 2. Place of incorporation: United Kingdom Company name: HERMES PRIVATE EQUITY LIMITED 1. Registered number: 04021011 2. Place of incorporation: United Kingdom

38 Company name: HERMES PENSION FUND MANAGEMENT LIMITED (dormant) 1. Registered number: 06846050 2. Place of incorporation: United Kingdom Company name: HERMES SOURCECAP LIMITED (dormant) 1. Registered number: 10071389 2. Place of incorporation: United Kingdom Company name: HERMES SECRETARIAT LIMITED (dormant) 1. Registered number: 03717842 2. Place of incorporation: United Kingdom Company name: HERMES EUROPEAN EQUITIES LIMITED 1. Registered number: 06630546 2. Place of incorporation: United Kingdom Company name: HERMES PRIVATE DEBT I (LUX) GP S.A.R.L. 1. Registered number: B213261 2. Place of incorporation: Luxembourg Company name: HERMES FUND MANAGERS (NORTH AMERICA) GP INC. 1. Registered number: 4729034 2. Place of incorporation: Delaware Company name: HERMES GLOBAL FUNDS GP LIMITED (dormant) 1. Registered number: 244123

39 2. Place of incorporation: Cayman Islands Company name: HERMES PRIVATE DEBT (LUX) II GP S.A.R.L. 1. Registered number: B219752 2. Place of incorporation: Luxembourg

40 PART 2 JOINT VENTURES Company name: HERMES GPE LLP 1. Registered number: OC348770 2. Place of incorporation: United Kingdom Company name: VISTA UK RESIDENTIAL REAL ESTATE (GP) LLP 1. Registered number: SO305056 2. Place of incorporation: United Kingdom Company name: VISTA UK RESIDENTIAL INVESTMENT 1 (GP) LLP 1. Registered number: OC395907 2. Place of incorporation: United Kingdom

41 PART 3 DEPARTING VAT GROUP COMPANIES MEPC HPE Limited BT Pension Scheme Trustees Limited BT Pension Scheme Management Limited MEPC (1946) Limited Caduceus Estates Limited Hermes Pension Trustees Limited Britel Fund Trustees Limited BT Pensions Scheme Administration Limited Hermes Focus Asset Management Limited

42 SCHEDULE 3 COMPLETION OBLIGATIONS OF THE SELLER 1. duly executed transfers in favour of the Buyer in respect of the Shares together with the certificates for the Shares or an indemnity in a form reasonably acceptable to the Buyer in relation thereto; 2. the Transitional Services Agreement duly executed by the Company and BT Pension Scheme Management Limited; 3. the Shareholders’ Agreement duly executed by the Seller and the Company; and 4. the Put and Call Option Deed duly executed by the Seller.

43 SCHEDULE 4 WARRANTIES PART 1 SELLER’S WARRANTIES 1. Capacity 1.1 The Seller has the requisite power and authority, including under the trust deed and the rules of the Scheme, to enter into and perform this agreement and all the documents to be executed by it pursuant to this agreement and this agreement constitutes, and each such document when executed will constitute, legal, valid and binding obligations of the Seller in accordance with its terms, which grants recourse against the assets of the Scheme. 1.2 The execution and delivery of this agreement, and any of the documents to be executed by the Seller pursuant to this agreement, by the Seller and the performance of and compliance with their respective terms and provisions do not and will not conflict with or result in a breach of, or constitute a default under, the articles of association of the Seller or any law, regulation, court order or judgment that applies to or binds the Seller or any of its property or the Scheme, or the trust deed and rules of the Scheme. 1.3 Other than as contemplated by this agreement, no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any court or governmental or administrative authority is required to be obtained, or made, by the Seller to authorise the execution or performance of this agreement by the Seller. 2. The Company's Issued Shares 2.1 The Company's Issued Shares comprise the whole of the allotted and issued share capital of the Company and there are no shares in the capital of the Company allotted but not issued. All of the Company's Issued Shares are fully paid or credited as fully paid. The Seller has not passed any shareholder resolution of the Company approving any person having the right to call for the issue or allotment of or conversion into any shares in the Company where such right subsists at the date of this agreement or at Completion (as applicable) except as contemplated in this agreement. 2.2 Britel Fund Trustees Limited (in its capacity as custodian for the Scheme) is the legal owner of the Shares. The Seller has the right to procure the transfer of the beneficial and legal interests in the Shares to the Buyer free from all Encumbrances.

44 PART 2 BUYER PARTIES' WARRANTIES 1. The Buyer Parties 1.1 Each Buyer Party has the requisite power and authority to enter into and perform this agreement and all the documents to be executed by it pursuant to this agreement and this agreement constitutes, and each such document when executed will constitute, legal, valid and binding obligations of each Buyer Party in accordance with its terms. 1.2 The execution and delivery of this agreement, and any of the documents to be executed pursuant to it by each Buyer Party and the performance of and compliance with its and their respective terms and provisions do not and will not conflict with or result in a breach of, or constitute a default under, the constitutional documents (including any bye-laws) of each Buyer Party or any law, regulation, court order or judgment that applies to or binds such Buyer Party or any of its property. 1.3 Other than as set out in the Conditions, no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any court or governmental or administrative authority is required to be obtained, or made, by a Buyer Party to authorise the execution or performance of this agreement by such Buyer Party. 1.4 The Buyer Parties have immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet their obligations when they arise under this agreement or any of the documents referred to in this agreement. 2. Other interests 2.1 The Buyer is purchasing the Shares for itself beneficially and not wholly or partly as agent for any other person. 2.2 There is no agreement, arrangement or understanding (whether or not of a legally binding nature) for the Shares (or any interest in the Shares) or all or any part of the business or undertaking of the Group to be sold, transferred or otherwise disposed to, or held for the benefit of, any person other than the Buyer.

45 SCHEDULE 5 COMPLETION STATEMENT PART 1 COMPLETION STATEMENT PRINCIPLES 1. The Regulatory Capital Amount will be determined as follows: 1.1 a consolidated balance sheet of the Group (the Completion Balance Sheet) will be prepared as of the Measurement Time as part of the Completion Statement (to be set out in column A of the Completion Statement) on the basis of the following accounting principles, policies, bases, practices, categorisations and methods: (a) the specific principles, policies, bases, practices, categorisations and methods detailed in paragraph 2 below; and subject thereto; (b) the principles, policies, bases, practices, categorisations and methods used in the preparation of the Accounts, including in relation to the exercise of accounting discretion and judgment; and subject thereto; and (c) UK GAAP in force and applicable at the date of this agreement, provided that, for the avoidance of doubt, paragraph (a) shall take precedence over paragraphs (b) and (c) and paragraph (b) shall take precedence over paragraph (c); 1.2 by reference to such Completion Balance Sheet prepared in accordance with clause 1.1 above and consistent with the requirements set out in clause 1.1 above to the extent not in conflict with paragraph 3 below and subject to the additional specific principles, policies, bases, practices, categorisations and methods set out in paragraph 3 below, a statement of Regulatory Assets (to be set out in column C of the Completion Statement) and a statement of Disallowed Items (to be set out in column B of the Completion Statement) shall be prepared. For the avoidance of doubt, the Regulatory Assets shall be an amount equal to the assets and liabilities in the Completion Balance Sheet minus the Disallowed Items; 1.3 by reference to such Regulatory Assets calculated in accordance with clause 1.2 above and consistent with the requirements set out in clause 1.1 above to the extent not in conflict with paragraphs 3 and 4 below and subject to the additional specific principles, policies, bases, practices, categorisations and methods set out in paragraph 4 below, a statement of Regulatory Capital Amount (to be set out in column E of the Completion Statement) and a statement of Other Value Items (to be set out in column D of the Completion Statement) shall be prepared. For the avoidance of doubt, the Regulatory Capital Amount shall be an amount equal to the aggregate of the Regulatory Assets and the Other Value Items. 2. The following specific principles, policies, bases, practices, categorisations and methods shall be used in preparation of the Completion Balance Sheet: 2.1 the Completion Balance Sheet shall be prepared on a consolidated basis including the Company and its Subsidiaries and taking into account the state of affairs of the Group at 11:59 p.m. on the calendar month end immediately prior to the Completion Date (Measurement Time). Except as otherwise specified in this schedule, the Completion Balance Sheet shall be prepared by reference to the consolidated general ledgers of the Group. Except as otherwise specified in this schedule, information available up until the date on which the Buyer delivers the Draft Statement to the Seller under clause

46 6 above (the Cut-off Period) shall be taken into account insofar as it provides evidence of the state of affairs of the Group at the Measurement Time; 2.2 except as otherwise specified in this schedule, the Completion Balance Sheet shall be prepared on the basis that the Group is a going concern and shall exclude the effect of change of control or ownership of the Company and its Subsidiaries and will not take into account the effects of any post-Completion reorganisations (unless such reorganisations are initiated and announced pre-Completion directly by the Seller or its Affiliated Companies, including any Group Companies) or the post-Completion intentions or obligations of the Buyer; 2.3 items will be classified on a basis consistent with the classification of the equivalent line item in Part 2 of Schedule 5. If an asset or liability exists at the Measurement Time which is to be included in accordance with paragraphs 1 to 4 of this Part 1 of Schedule 5 and for which there is no applicable line item in Part 2 of Schedule 5, a new line item will be added to the aforesaid and included in the Completion Balance Sheet; 2.4 the Completion Balance Sheet shall be prepared on the basis that the Measurement Time represents a financial year end for the Company (and each of its Subsidiaries) and that a hard close of the accounting records shall be performed including detailed analysis of prepayments and accruals, cut-off procedures and other year-end adjustments but subject always to any specific requirements of the accounting principles and policies set out herein and the hierarchy set out in paragraph 1; 2.5 the Measurement Time shall be treated as the end of a Tax accounting period (i.e. Tax assets and liabilities included in the Completion Balance Sheet shall be based upon a full Tax computation calculated as if the Measurement Time was the end of an accounting period for tax purposes); 2.6 Bonus Accrual - provision will be made in the Completion Balance Sheet for all employee and executive performance bonuses (including any associated taxation liabilities) including: (a) the bonus accrued up to 31 December 2017, as approved by the remuneration committee of the Company; and (b) an accrual for employee and executive performance bonuses calculated for the period from 1 January 2018 to the Measurement Time, calculated on a pro rata basis based on the anticipated payment (determined consistent with past practices) multiplied by a fraction, the numerator of which is the number of calendar days from 1 January 2018 (inclusive) to the Measurement Time (inclusive) and the denominator of which shall be 365. 3. Disallowed Items to be included in Column B and excluded from the Regulatory Assets in Column C, shall comprise those items in the Completion Balance Sheet (at their value as set out in the Completion Balance Sheet) that are specifically excluded from the regulatory resources of the Group, in accordance with CRD III as applied by the Group in its 31 December 2017 regulatory capital submission (included in Exhibit 1 to this schedule), but only, if there is a change in CRD III after 31 December 2017, to the extent that such 31 December 2017 calculation is not inconsistent with the regulatory capital requirements which have changed as in force as at the Measurement Time. For the avoidance of doubt, the Existing Subordinated Debt and any accrued and unpaid interest thereon, goodwill and Joint Venture balances are Disallowed Items. 4. Except to the extent already included in the Regulatory Assets calculated in accordance with clause 1.2, the following Other Value Items shall be included in the Completion Statement: 4.1 2018 Retained Earnings – retained earnings of the Group for the period between 1 January 2018 (inclusive) and the Measurement Time (inclusive), calculated in accordance with clause 1.1 of this Schedule 5, will be included in the Completion Balance Sheet, the Other Value Items and the

47 calculation of the Regulatory Capital Amount whether or not at the Measurement Time such earnings have been verified for the purposes of applicable law or regulation; 4.2 Performance Fee Receivable - notwithstanding that such amount is not included in the Regulatory Assets for the purposes of CRD III, an asset will be included to reflect the accrued income for 70% of the estimated uncrystallised Performance Fees earned up to the Measurement Time, following the methodology adopted in the management accounts for the period ended 30 September 2017 of the Group; 4.3 Carried Interest Receivable - notwithstanding that such amount is not included in the Regulatory Assets for the purposes of CRD III, a carried interest receivable will be included at an amount equal to 70% of the estimated undeclared Carried Interest attributable to disposals of assets made by the underlying funds up to the Measurement Time. For the avoidance of doubt 2018 Retained Earnings shall include 100% of any distributions declared by the underlying funds and received by the Group Companies prior to the Measurement Time, and no such amount shall be included under this clause 4.3; 4.4 LTIP, NIC and Other Related Taxes - notwithstanding anything to the contrary in this Schedule 5 (including clause 2.2 of this Part 1) Other Value Items shall include an accrual for LTIP Obligations (as defined below) and an asset for the LTIP Contribution Proceeds (as defined below) to the extent that an asset or a liability is not already included within Regulatory Assets and/ or 2018 Retained Earnings. For the avoidance of doubt, such accrual shall include (i) the LTIP Contribution Proceeds, which means the amount to be paid by the Seller to the Company on Completion for distribution to Company employees pursuant to the Company’s existing long term incentive plan (LTIP) (inclusive of applicable taxes as contemplated in subclause (iii)), (ii) the non-discretionary portion of the LTIP Obligations that are due for payment on Completion and the discretionary portion of the LTIP Obligations that are due for payment in the period after Completion, with LTIP Obligations meaning the amounts (both discretionary and non-discretionary) that the Company pays to Company employees pursuant to the Existing LTIP (inclusive of applicable taxes as contemplated in subclause (iii)), plus (iii) in all cases, any national insurance or other Taxes (if any) payable in respect of such LTIP Obligations and/or LTIP Contribution Proceeds (including employers’ national insurance and apprenticeship levy amongst others); 4.5 Professional and Transaction Fees - provision, net of any in-period tax shield, will be made in the Completion Statement for (a) any professional fees or expenses (both inclusive of non-recoverable VAT and recoverable VAT to the extent the recoverable VAT is included as a receivable within the Regulatory Capital Amount) of the Seller and its Affiliated Companies incurred prior to the Measurement Time and (b) any transaction bonuses (including any Taxes payable thereon) payable to the management team of the Group, or of the Seller and its Affiliated Companies; to the extent payable after the Measurement Time by any of the Group Companies in connection with (i) the negotiation, preparation and execution of this agreement, (ii) the transaction(s) contemplated by this agreement or any of the Transaction Documents, (iii) the consummation of the transaction(s) or (iv) Completion, including (but not limited to) bonuses and out-of pocket costs, fees and disbursements of financial advisors, attorneys, accountants and other advisors and service providers. For the avoidance of doubt, since the Seller is paying the Seller’s Insurance Amount through the Consideration being reduced by the Seller’s Insurance Amount, so long as the Company does not reimburse the Seller for the Seller’s Insurance Amount, the Completion Statement shall exclude and/or reverse any accruals or payables with respect to the W&I Insurance Policy; and 4.6 Co-Invest Vesting on Completion - a provision will be included as an Other Value Item for the deferred payment with respect to the co-investment deferred bonus scheme, which vests upon change of control, including all appropriate NIC and other taxes as applicable. Excluded from such provision

48 shall be any deferred bonus not accelerated due to separate agreement with the respective Hermes employee to continue the deferral in accordance with the original schedule. 5. Existing Subordinated Debt – for the avoidance of doubt, the Regulatory Capital Amount shall be determined on the basis that the Existing Subordinated Debt is nil and disregarding any contribution by the Buyer Parties to finance repayment pursuant to clause 8.3(e). 6. There shall be no double counting of items; no amount will be included more than once in the calculation of the Regulatory Capital Amount.

49 PART 2 PRO FORMA COMPLETION STATEMENT Conduit Pro-Forma Completion Statement A B C D E (E = C+ D) £ million Completion Balance Sheet Disallowed Items Regulatory Assets Other Value Items Regulatory Capital Amount Assets Intangible Assets Investments Investments Cost – JV Investments Cost – Other Tangible Assets Deferred Tax Asset Cash Debtors Prepayments & Accrued Income Other Assets Performance Fee Receivable Carried Interest Receivable Total Assets Liabilities Current Liabilities Bonus Accrual Subordinated Loan Other liabilities Total Liabilities Total Net Assets Equity Share Capital Reserves 2018 Retained Earnings Total Equity Regulatory Capital Amount Regulatory Capital Target Amount Regulatory Capital Excess/Regulatory Capital Shortfall

50 EXHIBIT 1 £ million Completion Balance Sheet Disallowed Items Regulatory Assets Assets Intangible Assets 0.4 -0.4 0.0 Investments 0.0 Investments Cost – JV 10.5 -10.5 0.0 Investments Cost – Other 12.5 12.5 Tangible Assets 4.8 4.8 Deferred Tax Asset 13.1 13.1 Cash 78.3 78.3 Debtors 14.0 14.0 Prepayments & Accrued Income 20.4 20.4 Other Assets 0.0 0.0 Performance Fee Receivable 0.0 0.0 Carried Interest Receivable 0.0 0.0 Total Assets 154.0 -10.9 143.1 Liabilities Current Liabilities -11.0 -11.0 Bonus Accrual -61.0 -61.0 Subordinated Loan -20.0 20.0 0.0 Other liabilities -11.3 -11.3 Total Liabilities -103.2 20.0 -83.2 Total Net Assets 50.8 9.1 59.9 Equity Share Capital 72.4 Reserves -21.6 2018 Retained Earnings 0.0 Total Equity 50.8

51 SIGNATORIES EXECUTED as a DEED and DELIVERED on the date set out at the head of this agreement. EXECUTED as a DEED by BT PENSION SCHEME TRUSTEES LIMITED in its capacity as trustee for and on behalf of the BT Pension Scheme acting by the director herein named in the presence of: ) ) ) ) ) /s/ John Vincent Name: John Vincent Witness: Signature: Name: Address: Occupation: /s/ Gillian Haselden Gillian Haselden One America Square, London EC3N 2LB Solicitor EXECUTED as a DEED by FEDERATED HOLDINGS (UK) II LIMITED acting by the director named in the presence of: ) ) ) ) ) /s/ Denis McAuley III Name: Denis McAuley III Designation: Director Witness: Signature: Name: Address: Occupation: /s/ George F. Magera George F. Magera 1001 Liberty Avenue, Pittsburgh, PA 15322 USA Deputy General Counsel/Assistant Secretary, Federated Investors, Inc. EXECUTED as a DEED by FEDERATED INVESTORS, INC. acting by the authorised signatory named in the presence of: ) ) ) ) ) /s/ Thomas R. Donahue Name: Thomas R. Donahue Designation: Chief Financial Officer Witness: Signature: Name: Address: Occupation: /s/ George F. Magera George F. Magera 1001 Liberty Avenue, Pittsburgh, PA 15322 USA Deputy General Counsel/Assistant Secretary, Federated Investors, Inc.